UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Tandy Brands Accessories, Inc.
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690 East Lamar Blvd., Suite 200
Arlington, Texas 76011
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On October 18, 2005
Dear Stockholder:
      We will hold this year’s annual meeting of stockholders on October 18, 2005, at 10:00 a.m., local time, at the Hilton Arlington, 2401 East Lamar Boulevard, Arlington, Texas, 76006. At the meeting, we will ask you to consider and vote on the re-election of J.S.B. Jenkins and George C. Lake to our Board of Directors. If re-elected, they will serve for a three-year term that will expire in 2008. We will also ask you to consider and vote on a proposal to amend the Tandy Brands Accessories, Inc. Stock Purchase Program to increase the number of shares available to be issued under the program.
      We will also discuss and take action on any other business that is properly brought before the meeting.
      If you were a stockholder on September 7, 2005, you are entitled to notice of and to vote on the proposal at this year’s meeting.
      We hope you will find it convenient to attend the annual meeting in person. Whether or not you plan to attend, please complete, date and sign the enclosed proxy card and return it promptly in the enclosed postage-paid envelope to ensure your vote is represented. You may also revoke your proxy in the manner described in the accompanying proxy statement at any time before the vote is taken and vote your shares personally at the meeting.

By Order of the Board of Directors,

W. MIKE BAGGETT
Secretary
Arlington, Texas
September 22, 2005
      IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY, IF YOU WISH, WITHDRAW YOUR PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED AND VOTE YOUR SHARES PERSONALLY.

690 East Lamar Blvd., Suite 200
Arlington, Texas 76011
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
To Be Held On October 18, 2005
      We are pleased to present you with this proxy statement in connection with this year’s annual stockholders’ meeting. We hope you will come to our annual meeting on Tuesday, October 18, 2005.
      At the annual meeting, after we vote on the proposals described in this proxy statement, we will present a brief report on Tandy Brands’ achievements over the past year, as well as an overview of our plans for the upcoming year and beyond. As always, we will conclude the meeting by entertaining your questions and comments.
      IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY, IF YOU WISH, WITHDRAW YOUR PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED AND VOTE YOUR SHARES PERSONALLY.
      We look forward to seeing you at this year’s meeting.

Sincerely,

J.S.B. JENKINS
President and Chief Executive Officer

GENERAL INFORMATION REGARDING THE ANNUAL MEETING
Why did I receive this proxy statement?
      On September 22, 2005, we began mailing this proxy statement to everyone who was a stockholder of record of our company on September 7, 2005. Only stockholders of record on the close of business on September 7, 2005, are entitled to vote at the meeting. The purposes of this proxy statement are to:

•	let our stockholders know when and where we will hold our annual stockholders’ meeting;

•	provide detailed information about the two directors who have been nominated to our Board of Directors for re-election;

•	to provide detailed information about the proposal to amend the Tandy Brands Accessories, Inc. Stock Purchase Program; and

•	provide updated information about our company that you should consider in order to make an informed decision at the meeting.
      At the close of business on the record date, there were 6,683,550 shares of our common stock issued, outstanding and entitled to vote and approximately 839 holders of record. Each holder of record is entitled to one vote per share. To achieve a quorum at the meeting, a majority of our outstanding shares must be present either in person or represented by proxy.
I received more than one proxy statement. Why?
      If you received more than one proxy statement, your shares are probably registered differently or are held in more than one account. Please vote each proxy you received.
I share an address with another stockholder of the Company, but we only received one proxy statement. Why?
      In some cases, only one copy of our 2005 Annual Report to Stockholders and this proxy statement are being delivered to multiple stockholders sharing an address unless we have received contrary instructions. We will gladly deliver a separate copy of our 2005 Annual Report and this proxy statement to stockholders sharing an address upon written or oral request. If, on the other hand, you have received multiple copies of our 2005 Annual Report to Stockholders and this proxy statement and wish to receive a single copy in the future, we will gladly deliver one copy of our Annual Report and proxy statement upon written or oral request. Written requests should be sent to Tandy Brands Accessories, Inc., 690 East Lamar Blvd., Suite 200, Arlington, Texas 76011, Attention: Assistant Secretary. Oral requests should be made by calling our corporate offices at (817) 548-0090.
What will occur at the annual meeting?
      First, we will determine whether enough stockholders are present at the meeting to conduct business. A stockholder will be deemed to be “present” at the meeting if the stockholder is:

•	present in person; or

•	represented by proxy at the meeting.
      According to our bylaws, holders of at least a majority of our outstanding shares must be present in person or by proxy at this year’s meeting in order to conduct business. If holders of fewer than a majority of our outstanding shares are present at the meeting, we will adjourn the meeting to a later date. The new meeting date will be announced at the meeting.
      If enough stockholders are present at the meeting to conduct business, we will vote on the proposal to re-elect each of J.S.B. Jenkins and George C. Lake to our Board of Directors. This proposal has been unanimously approved by our Board of Directors. The Board of Directors is now soliciting your vote on this proposal and unanimously recommends you vote FOR the re-election of each of Mr. Jenkins and Mr. Lake.
      If enough stockholders are present at the meeting to conduct business, we will also vote on the proposal to amend the Stock Purchase Program to increase the number of shares available to be issued under the program. This proposal has been unanimously approved by our Board of Directors. The Board of Directors is now soliciting your vote on the proposal and recommends that you vote FOR the amendment of the program.
      After a vote has been taken on the proposals at the meeting, we will discuss and take action on any other matter properly brought before the meeting. Also, some of our executive officers will report on our recent financial results and our current operations.
How do I vote if I do not plan to attend the annual meeting?
      In addition to voting in person at the meeting, you may mark your selections on the enclosed proxy card, date and sign the card, and return the card in the enclosed postage-paid envelope. The proxies appointed by you on the proxy card will then vote your shares at the meeting as you direct. We encourage you to return your completed proxy card now even if you plan to attend the meeting in person. If your shares are in a brokerage account, you may receive different voting instructions from your broker.
      Please understand that by signing and returning the enclosed proxy card you are appointing J.S.B. Jenkins, our President and Chief Executive Officer, and Mark J. Flaherty, our Chief Financial Officer, Treasurer and Assistant Secretary, as your proxies. They will be required to vote on the proposals described in this proxy statement exactly as you have instructed them to vote. However, if any other matter requiring a stockholder vote is properly raised at the meeting, then Mr. Jenkins and Mr. Flaherty will be authorized to use their discretion to vote on such issues on your behalf.
      All shares of common stock represented at the annual meeting by properly executed proxy cards received prior to or at the meeting, and which have not been revoked, will be voted at the meeting in accordance with the instructions indicated in the proxies. If no instructions are given, such proxies will be voted FOR the election of each of the nominees for director and FOR the amendment of the Stock Purchase Program.
How many votes are necessary to re-elect the nominee as a director?
      Each nominee for director must receive the affirmative vote of a plurality of the shares present at the meeting, either in person or represented by proxy, to be re-elected to our Board of Directors.
How many votes are necessary to amend the Stock Purchase Program?
      The proposal to amend the Stock Purchase Program to increase the number of shares available to be issued under the program must receive the affirmative vote of a majority of shares either present at the meeting or represented by proxy to be approved.
What if the nominee for director is unwilling or unable to stand for re-election?
      Each of Mr. Jenkins and Mr. Lake has agreed to stand for re-election to our Board of Directors. We are not aware of any intention of any nominee not to stand for re-election or any circumstances which would cause any nominee not to stand for re-election. However, if unexpected events arise which cause one or both of the nominees to be unable to stand for re-election, then our Board of Directors:

•	may, during the meeting, nominate another person for director;

•	may determine not to fill the vacancy on the Board created by the nominee’s inability to stand for re-election; or

•	may vote at the meeting to reduce the size of the Board of Directors.

      It is important for you to understand that, under the foregoing circumstances, if our Board of Directors nominates someone at the meeting, the person to whom you have given your proxy will be able to use his or her discretion to vote on your behalf for the candidate of his or her choice.
Who counts the votes and how are the votes treated?
      We will appoint two persons as inspectors of election for the meeting who will determine if a quorum exists and count the votes cast. Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining if a quorum exists. Broker non-votes are shares held by brokers or nominees as to which the broker or nominee:

•	has not received instructions from the beneficial owners on how to vote the shares; and

•	does not have discretionary power to decide how to vote the shares.
      Shares constituting broker non-votes are not counted or deemed to be present or represented by proxy for purposes of determining whether a quorum is present or whether stockholders have approved a matter, and withheld votes or abstentions are not counted for the purpose of electing directors.
What if I want to revoke or change my vote?
      You can change your vote on a proposal at any time before the meeting for any reason by revoking your proxy. Proxies may be revoked by:

•	filing a written notice of revocation, which includes a later date than the proxy date, with our Assistant Secretary at or before the meeting;

•	properly executing a subsequent proxy relating to the same shares; or

•	attending the meeting and voting in person; however, attendance at the meeting will not in and of itself constitute a revocation of your proxy.
      Any notice revoking a proxy should be sent in writing to Tandy Brands Accessories, Inc., 690 East Lamar Blvd., Suite 200, Arlington, Texas 76011, Attention: Assistant Secretary.
Who pays for this proxy solicitation?
      We will pay for the cost of this proxy solicitation. Our directors, officers and employees may solicit proxies on our behalf. They will not be paid for soliciting proxies but may be reimbursed for out-of-pocket expenses related to the proxy solicitation. Proxies may be solicited in person, by mail, by telephone, by email, by facsimile, by telegram or other means of communication. We will make arrangements with custodians, nominees and fiduciaries in order to forward proxy solicitation materials to beneficial owners of our common stock. We have hired Georgeson Shareholder to distribute proxies. We will pay Georgeson Shareholder a fee of approximately $700, plus reasonable expenses, for these services.
How do I propose an issue for discussion or vote at next year’s annual meeting?
      Stockholder proposals for consideration at next year’s annual meeting of stockholders must follow the procedures set forth in Rule 14a-8 under the Securities Exchange Act of 1934 and our certificate of incorporation. To be timely under Rule 14a-8, stockholder proposals must be received by the Company no later than May 25, 2006, in order to be included in next year’s proxy statement. Written notice of stockholder proposals not intended to be included in the proxy statement will be considered timely if we receive them no later than August 8, 2006.
      Notwithstanding the foregoing, if a stockholder wishes to nominate anyone for election to our Board of Directors, our certificate of incorporation requires that the stockholder submit notice of his or her nomination to the Board at least 45 days prior to the date of the annual meeting of stockholders at which the election is to be held or, if later, within seven days after the date we mail notice of the meeting to our stockholders. The stockholder’s notice must contain the name of the nominee for director, the nominee’s business and residence address, the nominee’s principal occupation, the name and address of the nominee’s employer or business if self-employed, and the number of shares of our common stock beneficially owned by the nominee, if any, and by the nominating stockholder.
      All proposals and nominations submitted by stockholders must comply with all applicable laws and the rules of The Nasdaq Stock Market, Inc. (“Nasdaq”). The Chairman of the meeting may refuse to allow the transaction of any business not proposed in compliance with the foregoing procedures. You may submit your proposal or nomination in writing to Tandy Brands Accessories, Inc., 690 East Lamar Blvd., Suite 200, Arlington, Texas 76011, Attention: Assistant Secretary.
      According to our bylaws, any proposal properly presented at the meeting by a stockholder will require the affirmative vote of a majority of the shares present at the meeting, whether in person or represented by proxy, unless otherwise provided by law, our certificate of incorporation or an agreement to which the Company is a party. If a stockholder presents a matter at the meeting requiring a stockholder vote, the person to whom you have given your proxy will use his or her discretion to vote on the matter on your behalf.
      We have not received notice of any stockholder proposals or director nominations to be presented at this year’s annual meeting.
How can I receive a copy of the Annual Report on Form 10-K?
      Our Annual Report to Stockholders for the fiscal year ended June 30, 2005, including financial statements, is enclosed with this proxy statement. If you would also like to obtain a copy of our Annual Report on Form 10-K, we will provide you with a free copy that excludes exhibits upon request. If you would like to receive a complete copy of our Form 10-K with exhibits, we will provide copies of the Form 10-K free of charge, but, we may charge a reasonable fee for providing exhibits. You may obtain a report by mailing a written request to Tandy Brands Accessories, Inc., 690 East Lamar Blvd., Suite 200, Arlington, Texas 76011, Attention: Chief Financial Officer. Upon filing, our Form 10-K, including exhibits, will also be available free of charge on the SEC’s website at www.sec.gov.
PROPOSAL ONE: ELECTION OF DIRECTORS
      Our certificate of incorporation divides our Board of Directors into three classes, with each class serving a three-year term. One class of directors is elected at each annual meeting of stockholders. The terms of our Class III directors, J.S.B. Jenkins and George C. Lake, expire at this year’s meeting.
      Our Board of Directors has nominated each of Mr. Jenkins and Mr. Lake for re-election to serve until the 2008 annual meeting of stockholders or until each of their respective successors is elected and qualified. The remaining directors will continue to serve on our Board of Directors until their respective terms expire and their respective successors are elected and qualified. Our bylaws authorize a Board comprised of three to nine directors. The number of directors constituting our Board is presently set at seven by resolution of our Board.
Who is nominated for re-election to our Board of Directors?
      J.S.B. Jenkins, age 62, has served as the President and Chief Executive Officer of the Company and as a member of our Board of Directors since our formation in November 1990. Mr. Jenkins served as Executive Vice President of The Bombay Company, Inc. (“Bombay”) from July 1, 1985 until December 31, 1990, and as Vice President of Bombay from 1980 until 1985. He also served as the President of the Tandy Brands Accessories division of Bombay from April 1986 until the spin-off of that division in December 1990. In 1978, Mr. Jenkins was named President of Tex Tan Welhausen Co., a division of Bombay, where he served until becoming an officer of Bombay. Mr. Jenkins was Vice President and Production Manager of Tex Tan Welhausen Co. from 1974 until 1977 and was named Executive Vice President of that division in 1977. Mr. Jenkins currently serves on the board of directors of Luby’s, Inc. and Hardware Resources and serves on the Southwest (Northern) Advisory Board of the Liberty Mutual Insurance Company. Mr. Jenkins also is a member of the Texas A&M University College of Business Administration/ Graduate School of Business Development Council, the Texas A&M University President’s Council, the advisory board of directors of the

Texas A&M University 12th Man Foundation, and the board of directors of the Cotton Bowl Athletic Association.
      George C. Lake, age 53, joined our Board of Directors in August 2004. Mr. Lake is a member of our Audit and Nominations Committees. Since 1999, Mr. Lake has been the Founder and Managing Partner of Lake Real Estate & Investments, a real estate investment, investment banking and advisory company headquartered in The Woodlands, Texas, focusing on real estate and real-estate related operating businesses.
      There are no arrangements or understandings between any nominee and any other person pursuant to which any nominee was selected.
Who are our continuing directors?
      The following persons are the members of our Board of Directors whose terms will continue after this year’s annual meeting:
      James F. Gaertner, Ph.D., age 62, has been a director since November 1990 and Chairman of the Board since October 1998. Following a 12-month sabbatical, Dr. Gaertner began serving as President of Sam Houston State University in Huntsville, Texas, in August 2001. Dr. Gaertner served as Dean of the College of Business at The University of Texas at San Antonio (“UTSA”) from September 1, 1987, until June 30, 2000. Before his appointment as Dean, Dr. Gaertner served for four years as a professor and Director of the Division of Accounting and Information Systems at UTSA. Dr. Gaertner served as an associate professor at the University of Notre Dame from September 1976 until August 1983. During that period, Dr. Gaertner served as director of Notre Dame’s London master of business program in London, England. From 1968 to 1973, Dr. Gaertner served as a director and Chief Financial Officer of Tex Tan Welhausen Co., and later served as the Controller for Tex Tan Welhausen, a division of Tandy Corporation. Prior to his employment at Tex Tan Welhausen, he was employed as a member of the audit staff of KPMG Peat Marwick in Houston, Texas. Dr. Gaertner currently serves on the Board of Trustees of U.S. Global Investors, Inc., a registered investment adviser and management firm in San Antonio, Texas. Dr. Gaertner’s term as a Class I director expires at the 2006 annual meeting.
      Roger R. Hemminghaus, age 69, has been a director since June 2000. From 1996 to 1999, Mr. Hemminghaus served as Chief Executive Officer of Ultramar Diamond Shamrock Corp., and from 1996 to January 2000 he served as the Chairman of the Board. From 1987 to 1996, Mr. Hemminghaus served as the Chairman and Chief Executive Officer of Diamond Shamrock, Inc. Mr. Hemminghaus is a past Chairman of the Federal Reserve Bank of Dallas and currently serves as a director of CTS Corporation and Xcel Energy, Inc. Mr. Hemminghaus also serves on the Board of Regents of Texas Lutheran University, on the National Executive Board of the Boy Scouts of America, and as Chairman of the board of directors of the Southwest Research Institute. Mr. Hemminghaus’ term as a Class I director expires at the 2006 annual meeting.
      Gene Stallings, age 70, has been a director since June 1997. Mr. Stallings is presently a rancher, an author, and a private investor. From January 1990 to December 1996, he was the head football coach of the University of Alabama. From 1986 to 1989, he was head coach of the St. Louis/ Phoenix Cardinals professional football team. Mr. Stallings is a member of the Board of Directors of the Peoples National Bank of Paris, Texas, the Board of Trustees of Abilene Christian University, the Board of Directors of Christus St. Joseph’s Hospital in Paris, Texas, and the Board of Directors of Great Southern Wood Incorporated. Mr. Stallings’ term as a Class I director expires at the 2006 annual meeting.
      Colombe M. Nicholas, age 60, has been a director since October 1999. Since 2002, Ms. Nicholas has served as a consultant to Financo Global Consulting, the international consulting division of Financo, Inc., specializing in the fashion industry. Prior to working as a private consultant from 1999 to 2002, Ms. Nicholas served as President and Chief Executive Officer for Anne Klein Group, a women’s fashion apparel company, from August 1996 to July 1999, when the company was sold to Kasper, ASL. From December 1993 to July 1996, Ms. Nicholas served as President and Chief Executive Officer of Orr Felt Company, a family-owned business that provides felt for paper manufacturing. From April 1991 to November 1993, she was the President and Chief Operating Officer of Giorgio Armani Fashion Corporation, the largest licensee of Armani

Spa, Italy. From May 1980 to January 1989, Ms. Nicholas served as President and Chief Executive Officer of Christian Dior New York, a designer fashion company. Ms. Nicholas currently serves as a member of the Board of Trustees of the University of Dayton located in Dayton, Ohio. Ms. Nicholas also currently serves on the board of directors of The Mills Corporation and on the board of directors of Oakley, Inc. Ms. Nicholas’ term as a Class II director expires at the 2007 annual meeting.
      W. Grady Rosier, age 57 has been a director since February 2005. Mr. Rosier has over 30 years of experience in the retail and distribution industries. He currently serves as President and Chief Executive Officer of McLane Company, Inc., a position he has held for 11 years. During this time, he helped guide the evolution of the company into a leading distributor within the grocery and food service industry. Mr. Rosier joined McLane Company in 1984 as President, McLane/ Sunwest, and has since served in senior and executive management roles throughout the company’s value chain, including purchasing, distribution, marketing, and customer service. Formerly a subsidiary of Wal-Mart Stores, McLane Company was acquired by Berkshire Hathaway Inc. in May 2003. Mr. Rosier also serves on the board of directors of KFx Inc., a publicly traded energy company. Mr. Rosier’s term as a Class II director expires at the 2007 annual meeting.
PROPOSAL TWO: AMENDMENT TO STOCK PURCHASE PROGRAM
      Our Board of Directors has approved, subject to the approval of our stockholders, an amendment to our Stock Purchase Program which would increase the number of shares of our common stock that may be issued pursuant to the Stock Purchase Program by 500,000 shares.
What will the proposed amendment do?
      The Stock Purchase Program was approved by our stockholders in December 1990. Subsequent amendments to increase the number of shares of common stock available for issuance under the Stock Purchase Program were not required to be approved by our stockholders and therefore were not submitted to our stockholders for approval. NASD Rule 4350(i), effective June 30, 2003, requires, among other things, stockholder approval of certain amendments to equity compensation plans, so we are submitting this proposed amendment to our stockholders for approval. The proposed amendment would increase the number of shares available under the Stock Purchase Program by 500,000 shares. The proposed increase is intended to provide sufficient shares for the Stock Purchase Program to operate for a number of years into the future.
      Our board of directors believes the increase in the number of available shares will assist us in achieving the objectives described below.
Will the additional shares be registered with the Securities and Exchange Commission?
      Yes. We intend to register the offer and sale of the additional 500,000 shares of common stock issuable under the Stock Purchase Program under the Securities Act of 1933, assuming our stockholders approve the proposed amendment. Shares of our common stock purchased pursuant to the Stock Purchase Program after the effective date of such registration could be immediately sold in the open market, subject to, in the case of our affiliates, compliance with the provisions of Rule 144, other than the holding period requirement.
What vote is required to approve the amendment?
      A majority of the shares of our common stock present or represented by proxy at the annual meeting must vote in favor of the amendment to the Stock Purchase Program to approve the amendment. Our board of directors unanimously recommends a vote FOR approval of the amendment to the Stock Purchase Program.
Description and objectives of the Stock Purchase Program
      A general description of the terms of the Stock Purchase Program is set forth below, but is qualified in its entirety by reference to the text of such program. Copies of the full text of the Stock Purchase Program are available for review at our principal offices and we will furnish copies to our stockholders without charge upon written request directed to Mr. Mark J. Flaherty, Tandy Brands Accessories, Inc., 690 East Lamar Blvd., Suite 200, Arlington, Texas 76011.
      The Stock Purchase Program is administered by the Compensation Committee. The Stock Purchase Program is open to all full-time employees who have been employed at least six months, but less than one year or who have been employed one year or more and are contributing to the Tandy Brands Accessories, Inc. Employees Investment Plan, our 401(k) Plan, and to employees of H.A. Sheldon Canada, Ltd., our Canadian subsidiary. The number of employees eligible to participate in the Stock Purchase Program is currently approximately 860 persons
      Under the Stock Purchase Program, participants may contribute 5% or 10% of their earnings and we match 25% or 50% of each participant’s contribution depending on their length of employment. At the end of each calendar month, the employee and Company contributions are credited to the participant’s account and contributions are used to purchase shares of our common stock. The Stock Purchase Program purchases treasury stock, if available, or unissued common stock directly from the Company at monthly average market prices for all participants except the employees of H.A. Sheldon Canada, Ltd., whose shares are purchased on the open market at the market price on the date the stock is purchased. The participant’s shares are fully vested upon purchase and the participant may withdraw from the Stock Purchase Program at any time. The shares purchased under the Stock Purchase Program are held by the Company, as custodian, until the end of each calendar year. The Company distributes to each participant stock certificates representing the common stock credited to a participant’s account on approximately February 15 annually.
      The number of shares that are reserved for issuance under the Stock Purchase Program is subject to adjustment for stock splits and similar events. The proceeds received by the Company under the Stock Purchase Program will be used for the general purposes of the Company.
Federal Income Tax Considerations under the Stock Purchase Program
      The amount contributed to the Stock Purchase Program by participants is a part of each such participant’s current compensation and is subject to all federal, state and local income, FICA and other taxes. The matching contributions made by the Company also constitute part of each participant’s current compensation and are subject to the same income and other taxes. The Company withholds all applicable taxes from the amounts contributed to the Stock Purchase Program. The distribution of cash or common stock from the Stock Purchase Program is not a taxable event.
      When a participant sells the common stock distributed to such participant, the participant may have a gain or loss on the disposition. For purposes of determining a gain or loss, each participant’s basis in the common stock for tax purposes will equal the aggregate of such participant’s payroll deductions and the Company’s matching contributions attributable to the common stock being sold. The holding period for tax purposes will be measured from the date such common stock was credited to each participant’s account. In general, the subsequent sale of any common stock received from each participant’s account will result in a long-term or short-term capital gain or loss.
      If a participant elects to receive cash in lieu of common stock upon withdrawal from the Stock Purchase Program, and the amount of cash paid is greater than or less than the participant’s tax basis in the common stock credited to the participant account, the payment will be subject to tax as a short- or long-term capital gain or loss, whichever is applicable.
      The discussion of United States federal income tax consequences set forth above is for general information only and does not purport to be a complete discussion or analysis of all potential tax consequences which may apply to a participant in the Stock Purchase Program. Such discussion does not address the tax consequences to participant under state, local and foreign laws. Participants in the Stock Purchase Program are strongly urged to consult their tax advisors to determine the particular tax consequences to them, including the applicability and effect of federal, state, local, foreign and other tax laws. The discussion set forth above is based upon the Internal Revenue Code, laws, regulations, rulings and decisions in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect, and to differing interpretations. There can be no assurance that future legislation, regulations, administrative rulings or court decisions would not alter the consequences set forth above.
Stock Purchase Program Benefits
      Since participation in the Stock Purchase Program is voluntary, the benefits or amounts that will be received by or allocated to any individual or group of individuals under the Stock Purchase Program are not determinable.
EXECUTIVE OFFICERS
Who are our executive officers?
      The following table lists the names and ages of our named executive officers and all positions they hold. Except as otherwise noted, each of the listed officers has been elected by our Board of Directors and serves at the discretion of the Board.

Name	Age	Positions Held

J.S.B. Jenkins	62	President, Chief Executive Officer and Director
Mark J. Flaherty	42	Chief Financial Officer, Treasurer and Assistant Secretary
David Lawhon	60	Vice President of Operations
Stanley T. Ninemire	49	Executive Vice President of Operations and Assistant Secretary until June 23, 2005
      Information regarding Mr. Jenkins’ business experience can be found under “Proposal One: Election of Directors — Who is nominated for re-election to our Board of Directors?”
      Mark J. Flaherty has served as our Chief Financial Officer since August 2002, our Treasurer since October 2002, and our Assistant Secretary since October 2003. Prior to becoming our Chief Financial Officer, Mr. Flaherty served as our Corporate Controller from June 1997 through August 2002. From 1991 to June 1997, Mr. Flaherty held the positions of Divisional Controller and Assistant Corporate Controller of various companies in the real estate and staffing industries. Prior to 1991, Mr. Flaherty was employed in the audit practice at the accounting firm formerly known as Coopers & Lybrand. Mr. Flaherty is a certified public accountant.
      David Lawhon was elected as our Vice President of Operations on August 16, 2005. Mr. Lawhon has been with the Company in various capacities since 1963, and was the Company’s President, Men’s & Women’s Operations & Distribution for the last two years. In that position, Mr. Lawhon was responsible for the Company’s manufacturing and distribution centers as well as purchasing and inventory control for the Men’s Division, ETON and the department store portion of the Women’s Division. Prior to that, Mr. Lawhon was Senior Vice President, Operations and Merchandising for the Men’s Division.
      Stanley T. Ninemire served as our Executive Vice President of Operations from August 2002 through June 2005 and as our Assistant Secretary from January 1997 through June 2005. Mr. Ninemire resigned his position as an executive officer of the Company effective June 23, 2005, and resigned as an employee of the Company effective September 1, 2005.
      There are no family relationships between any directors and executive officers.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
Who owns more than 5% of our stock?
      Unless otherwise indicated, the following table sets forth information as of September 1, 2005, with respect to the shares of our common stock beneficially owned by each person known to us to be the beneficial owner of more than 5% of our common stock. As of September 1, 2005, 6,683,550 shares of our common stock were issued and outstanding.

	Number of Shares		Percentage
Name and Address of Beneficial Owner	Beneficially Owned(1)		of Ownership

Tandy Brands Accessories, Inc.	614,005	(2)	9.19%
Employees Investment Plan 690 East Lamar Blvd., Suite 200 Arlington, Texas 76011
Richard Liu	345,000	(3)	5.16%
c/o Superior Leather Ltd. Unit 510 Tower 2, Enterprise Square 9 Sheung Yuet Rd. Kowloon Bay Kowloon, Hong Kong
J.S.B. Jenkins	781,647	(4)	11.34%
690 East Lamar Blvd., Suite 200 Arlington, Texas 76011

(1)	Shares are deemed to be “beneficially owned” by a person if such person, directly or indirectly, has or shares (a) voting power with respect to such shares, including the power to vote or to direct the voting of such shares, or (b) investment power with respect to such shares, including the power to dispose or to direct the disposition of such shares. In addition, a person is deemed to be the beneficial owner of shares if such person has the right to acquire beneficial ownership of such shares within 60 days.

(2)	Voting power of the shares held pursuant to the Tandy Brands Accessories, Inc. Employees Investment Plan is vested in Comerica Bank, as trustee, subject to the right of participants in the plan to direct the voting of each of their allocable shares of our common stock in the plan. The trustee votes any shares for which no directions are received in the same proportion as those shares with respect to which voting directions are received.

(3)	Based solely on written representations furnished to us by Mr. Liu. Such shares are held by Copwell Holdings Ltd., a company wholly owned by Mr. Liu.

(4)	Includes 418,191 shares held of record, 212,200 shares subject to stock options exercisable within 60 days, approximately 3,915 shares held indirectly through our Stock Purchase Program, and approximately 147,341 shares held indirectly through our Employees Investment Plan; but does not include approximately 62,936 phantom stock units held indirectly through our Benefit Restoration Plan or 47,119 shares held by certain irrevocable family trusts in which Mr. Jenkins has no beneficial interest. Employees Investment Plan and Benefit Restoration Plan holdings are as of August 31, 2005.

How much stock do our directors and executive officers own?
      Unless otherwise indicated, the following table sets forth information as of September 1, 2005, with respect to the shares of our common stock beneficially owned by each of our directors, our named executive officers, and our directors and named executive officers as a group. As of September 1, 2005, 6,683,550 shares of our common stock were issued and outstanding.

	Number of Shares		Percentage
Name of Beneficial Owner	Beneficially Owned(1)		of Ownership

James F. Gaertner, Ph.D.	49,812	(2)	*
Roger R. Hemminghaus	20,945	(3)	*
J.S.B. Jenkins	781,647	(4)	11.34%
George C. Lake	8,100	(5)	*
Colombe M. Nicholas	17,445	(6)	*
W. Grady Rosier	8,800	(7)	*
Gene Stallings	26,382	(8)	*
Mark J. Flaherty	43,767	(9)	*
David Lawhon	33,895	(10)	*
Stanley T. Ninemire	153,525	(11)	*
All directors and executive officers as a group (10 persons)	1,144,318		16.11%

*	Represents less than 1%.

(1)	Shares are deemed to be “beneficially owned” by a person if such person, directly or indirectly, has or shares (a) voting power with respect to such shares, including the power to vote or to direct the voting of such shares, or (b) investment power with respect to such shares, including the power to dispose or to direct the disposition of such shares. In addition, a person is deemed to be the beneficial owner of shares if such person has the right to acquire beneficial ownership of such shares within 60 days. Directors and officers have sole voting and investment power with respect to the shares shown unless otherwise indicated below.

(2)	Includes 6,285 shares held of record and 43,527 shares subject to stock options exercisable within 60 days; but does not include approximately 4,041 shares attributable to ownership of phantom stock units under our 1995 Stock Deferral Plan for Non-Employee Directors.

(3)	Includes 5,145 shares held of record and 15,800 shares subject to stock options exercisable within 60 days; but does not include approximately 17,671 shares attributable to ownership of phantom stock units held under our 1995 Stock Deferral Plan for Non-Employee Directors.

(4)	Includes 418,191 shares held of record, 212,200 shares subject to stock options exercisable within 60 days, approximately 3,915 shares held indirectly through our Stock Purchase Program, and approximately 147,341 shares held indirectly through our Employees Investment Plan; but does not include approximately 62,936 phantom stock units held indirectly through our Benefit Restoration Plan or 47,119 shares held by certain irrevocable family trusts in which Mr. Jenkins has no beneficial interest. Employees Investment Plan and Benefit Restoration Plan holdings are as of August 31, 2005.

(5)	Includes 2,800 shares held of record and 5,300 shares subject to stock options exercisable within 60 days.

(6)	Includes 1,645 shares held of record and 15,800 shares subject to stock options exercisable within 60 days.

(7)	Includes 5,300 shares held of record and 3,500 shares subject to stock options exercisable within 60 days.

(8)	Includes 4,482 shares held of record and 21,900 shares subject to stock options exercisable within 60 days.

(9)	Includes 21,200 shares held of record, 20,600 shares subject to stock options exercisable within 60 days, approximately 1,436 shares held indirectly through our Stock Purchase Program and approximately 531 shares held indirectly through our Employees Investment Plan. Employees Investment Plan holdings are as of August 31, 2005.

(10)	Includes 1,490 shares held of record, 20,334 shares subject to stock options exercisable within 60 days, approximately 2,008 shares held indirectly through our Stock Purchase Program and approximately 10,063 shares held indirectly through our Employees Investment Plan. Employees Investment Plan holdings are as of August 31, 2005.

(11)	Includes 67,928 shares held of record, 61,800 shares subject to stock options exercisable within 60 days and approximately 23,797 shares held indirectly through our Employees Investment Plan; but does not include approximately 2,357 phantom stock units held indirectly through our Benefit Restoration Plan. Employees Investment Plan and Benefit Restoration Plan holdings are as of August 31, 2005. Mr. Ninemire resigned his position as an executive officer of the Company effective June 23, 2005, and resigned as an employee of the Company effective September 1, 2005.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Have our directors, executive officers and 10% stockholders complied with Section 16(a) of the Exchange Act?
      Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors and persons who own more than 10% of our common stock to file reports with the SEC. These persons must file initial reports of ownership on Form 3 as well as reports of changes in ownership of common stock and other equity securities of our Company on Forms 4 and 5. Executive officers, directors and greater than 10% stockholders are required by federal regulations to provide us with copies of all reports they file pursuant to Section 16(a).
      Based solely on a review of the copies of reports made available to us and/or written representations that no other reports are required, to our knowledge, our executive officers, directors and greater than 10% stockholders complied with all applicable Section 16(a) filing requirements during the fiscal year ended June 30, 2005, except as follows:

•	The Tandy Brands Accessories, Inc. Benefit Restoration Plan is a multi-fund nonqualified plan of deferred compensation, the purpose of which is to restore retirement benefits on behalf of a select group of our management and highly compensated employees who are eligible to make contributions to our Employees Investment Plan, the amount of which is reduced due to limitations imposed by Sections 401(a)(17) and 402(g) of the Internal Revenue Code of 1986. One of the available funds is a Tandy Brands common stock fund. Mr. Jenkins inadvertently failed to file Section 16 reports reporting his acquisition of phantom stock units represented by his plan interests in this fund. Management believed such acquisitions were exempt from Section 16(a)’s reporting requirements pursuant to Rule 16b-3(c). However, it has come to our attention that, since July 1, 2000, the date on which we amended our Employees Investment Plan to, among other things, decrease our matching contributions under the plan, such acquisitions have not qualified for exemption from the reporting requirements of Section 16(a) because the Benefit Restoration Plan no longer met the SEC’s definition of an “excess benefit plan.” Mr. Jenkins has, however, consistently reported his aggregate holdings under our Benefit Restoration Plan on Form 4. Mr. Jenkins made one filing on Form 4 on October 15, 2004, covering five transactions, one on October 13, 2004, for which the filing on Form 4 was timely, and one on each of July 14, 2004, August 4, 2004, August 23, 2004, and September 17, 2004, for which the filing on Form 4 was late. This filing was made to report properly each of his transactions under our Benefit Restoration Plan for the fiscal year to that point. In addition, due to administrative oversight, Mr. Jenkins made a filing on Form 4 on December 1, 2004, covering a transaction under our Benefit Restoration Plan on November 26, 2004, and one filing on Form 4 on January 5, 2005, covering a transaction under our Benefit Restoration Plan on December 13, 2004, and an automatic reinvestment on October 22, 2004, in the Tandy Brands common stock fund in our Benefit Restoration Plan pursuant to a cash dividend paid to all of our stockholders.

EXECUTIVE OFFICER AND NON-EMPLOYEE DIRECTOR COMPENSATION
How do we compensate our executive officers?
      We believe compensation of our executive officers and other key management personnel should be directly and materially linked to our operating performance. We strive to achieve this relationship through short-term incentives that weight executive compensation towards bonuses paid on the basis of our performance and long-term incentives to own and hold substantial investments in our common stock.
      The Compensation Committee of our Board of Directors reviews and makes recommendations to the full Board of Directors regarding our executive compensation program and submits all issues concerning executive compensation to the full Board of Directors for approval. The committee reviews and recommends to the Board long-term incentive awards for our executive officers and, in accordance with Delaware law, has delegated authority for certain awards to other employees to our Chief Executive Officer.
      Annual and Long-Term Compensation. The following table presents certain information concerning annual and long-term compensation paid to each of our named executive officers for each of the fiscal years ended June 30, 2005, 2004 and 2003.
Summary Compensation Table

				Long-Term Compensation

		Annual Compensation		Restricted	Securities	All Other
Name and Principal	Fiscal			Stock Award(s)	Underlying	Compensation
Position	Year	Salary ($)	Bonus ($)	($)(1)	Options (#)	($)(2)

J.S.B. Jenkins	2005	$494,000	$0	$161,293	29,700	$115,877
President and Chief	2004	$475,000	$213,422	$145,200	29,700	$134,444
Executive Officer	2003	$450,000	$301,202	N/A	40,000	$143,032
Stanley T. Ninemire(3)	2005	$265,200	$0	$74,648	13,800	$45,903
Executive Vice	2004	$255,000	$92,110	$67,200	13,800	$45,823
President of Operations	2003	$220,000	$110,441	N/A	20,000	$42,020
and Assistant Secretary
Mark J. Flaherty	2005	$182,000	$0	$67,983	12,600	$25,064
Chief Financial Officer,	2004	$175,000	$47,211	$61,200	12,600	$18,377
Treasurer and Assistant	2003	$125,000	$28,686	N/A	4,000	$15,038
Secretary

(1)	On July 1, 2004, Messrs. Jenkins, Ninemire and Flaherty were granted restricted stock awards of 12,100 shares, 5,600 shares and 5,100 shares, respectively, which vest on July 1, 2007. On July 1, 2003, Messrs. Jenkins, Ninemire and Flaherty were granted restricted stock awards of 12,100 shares, 5,600 shares and 5,100 shares, respectively, which vest on July 1, 2006. The amounts shown represent the dollar value of our common stock on the date of grant of the restricted stock awards, based on the closing price of our common stock on the date of grant, $13.33 on July 1, 2004, and $12.00 on July 1, 2003. As of June 30, 2005, the aggregate number of shares of restricted stock held by our executive officers, and the dollar value of such shares based on the closing price of our common stock ($10.95) on June 30, 2005, was: Mr. Jenkins — 24,200 shares ($264,990); Mr. Ninemire — 11,200 shares ($122,640); and Mr. Flaherty — 10,200 shares ($111,690). Dividends are paid to Messrs. Jenkins, Ninemire and Flaherty during the restricted period on all restricted shares held by them.

(2)	For fiscal 2005, represents automobile allowances of approximately $3,284, $6,967 and $1,948 for each of Messrs. Jenkins, Ninemire and Flaherty, respectively; matching contributions under our Stock Purchase Program of approximately $35,535, $18,214 and $11,558 for each of Messrs. Jenkins, Ninemire and Flaherty, respectively; matching contributions under our Employees Investment Plan of approximately

$7,776, $13,198 and $11,558 for each of Messrs. Jenkins, Ninemire and Flaherty, respectively; and matching contributions under our Benefit Restoration Plan of approximately $69,282 and $7,524 for each of Messrs. Jenkins and Ninemire, respectively.

(3)	Mr. Ninemire resigned his position as an executive officer of the Company effective June 23, 2005, and resigned as an employee of the Company effective September 1, 2005. Accordingly, the shares of restricted stock listed in the table held by Mr. Ninemire were forfeited on September 1, 2005 because they had not yet vested.

      Stock Options. The following table presents information concerning stock options granted to each of our named executive officers for the fiscal year ended June 30, 2005:
Option Grants In Last Fiscal Year

					Potential Realizable
					Value at Assumed
	Number of				Annual Rates of Stock
	Securities	Percentage of			Price Appreciation for
	Underlying	Options Granted to			Option Term(2)
	Options	Employees During	Exercise Price	Expiration
Name	Granted (#)(1)	Fiscal Year	Per Share	Date	5% ($)	10% ($)

J.S.B. Jenkins	29,700	20.26%	$13.2605	7/1/14	$247,682	$627,675
Stanley T. Ninemire	13,800	9.41%	$13.2605	7/1/14	$115,085	$291,647
Mark J. Flaherty	12,600	8.59%	$13.2605	7/1/14	$105,077	$266,286

(1)	These options were granted on July 1, 2004, and vest in one-third increments on each anniversary date of the original grant until fully vested.

(2)	The amounts shown in these columns represent the potential realizable values using the options granted and the exercise price. The SEC’s executive compensation disclosure rules set the assumed rates of stock appreciation. The rates are not intended to predict appreciation of our common stock.
      Stock Option Exercises. The following table presents certain information concerning options exercised during the fiscal year ended June 30, 2005, by each of our named executive officers. The table also includes information regarding unexercised options held by such persons at June 30, 2005.
Aggregated Option Exercises In The Last Fiscal Year
And Fiscal Year-End Option Values

			Number of Securities
			Underlying		Value of Unexercised
			Unexercised Options at		In-the-Money Options at
	Shares		Fiscal Year-End (#)		Fiscal Year-End ($)
	Acquired on	Value
Name	Exercise (#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

J.S.B. Jenkins	15,000	$72,750	179,067	62,833	$367,613	$0
Stanley T. Ninemire	43,750	$297,067	45,933	29,667	$0	$0
Mark J. Flaherty	6,000	$44,283	10,867	22,333	$0	$0
      Supplemental Executive Retirement Plan. On January 1, 2003, we adopted the Tandy Brands Accessories, Inc. Supplemental Executive Retirement Plan (the “SERP”) for a select group of our executive officers. The SERP provides that, upon normal retirement at age 65, a participant will receive, in the form of a 100% joint and survivor annuity, an annual benefit (or actuarially equivalent lump-sum at the time of retirement in lieu of such joint and survivor annuity) which will generally be equal to 2% of the average of the participant’s highest annual gross salary and bonus (without reduction for any deductions) for three complete fiscal years over the last 10 fiscal years of the participant’s employment, multiplied by the participant’s years of service up to a maximum of 30 years, and reduced by the participant’s Social Security retirement benefits and the participant’s benefits under the Tandy Brands Accessories, Inc. Employees Investment Plan when expressed in the form of a single-life annuity commencing with the participant’s normal retirement age. If the participant has at least 15 years of service with Tandy Brands and retires at or after age 55 but before age 65, the benefit would be reduced by 5% for each year the participant’s retirement precedes age 65. A participant is also eligible for a benefit if the participant becomes disabled or if the participant terminates service with us after completing 15 years of service and the participant’s termination of service is not as a result of normal retirement, early retirement or disability. If the participant begins receiving a disability benefit or a termination benefit at or after age 55 but before age 65, the benefit would be reduced by 5% for each year the benefit distribution precedes age 65. The SERP also provides for a pre-retirement death benefit if the participant dies after reaching normal retirement or early retirement age but before receiving distributions under the SERP.
      The following table illustrates estimated annual benefits payable in the form of a 100% joint and survivor annuity payment under the SERP, as of June 30, 2005, upon normal retirement at age 65 for various levels of compensation and years of service. The estimated benefits listed in the following table are not subject to deduction for any Social Security retirement benefit or other offset amounts, as estimates of such amounts are included in the computations.
Supplemental Executive Retirement Plan Table

	Years of Service
Final Average
Compensation	15	20	25	30

$200,000	$19,221	$30,836	$41,169	$50,025
$400,000	$74,559	$98,211	$118,878	$136,590
$600,000	$134,559	$171,409	$202,409	$228,977
$800,000	$194,559	$244,606	$285,939	$321,364
$1,000,000	$254,559	$317,804	$369,470	$413,750
$1,200,000	$314,559	$391,002	$453,000	$506,137
$1,400,000	$374,559	$454,199	$536,531	$598,524
$1,600,000	$434,559	$537,397	$620,062	$690,911
      As of June 30, 2005, the only participants in the SERP were J.S.B. Jenkins, our President and Chief Executive Officer, and Stanley T. Ninemire, our former Executive Vice President of Operations. As of June 30, 2005, the credited years of service under the SERP for Messrs. Jenkins and Ninemire were 33.6 years and 19.8 years, respectively, and the applicable final average compensation as determined under the SERP for Messrs. Jenkins and Ninemire was $644,541 and $314,250, respectively.
      On August 2, 2005, the Board of Directors terminated the SERP, effective as of September 2, 2005. As a result of the termination of the SERP, no additional participants may become entitled to benefits under the SERP. There are no participants currently receiving benefits who would be entitled to continued benefits. Mr. Jenkins was the only actively employed participant on the effective date of the termination and would be entitled, under the SERP, to have his supplemental plan benefits calculated as if he had attained normal retirement age, under the SERP, with at least 30 years of service as of the SERP termination date. On August 19, 2005, the Board of Directors entered into an Acknowledgment and Release Agreement (the “Agreement”) with J.S.B. Jenkins settling amounts owed to him under the SERP.
      Under the Agreement, Mr. Jenkins waived his right to any benefit which he had accrued under or to which he would be entitled as a result of the termination of the SERP in return for (i) the balance, as of the effective date of the termination of the SERP and after the payment of any other benefits due and payable under the SERP to any other participants in the SERP, of any funds remaining in the rabbi trust (the “Trust”) established by the Company for the purpose of setting aside amounts to assist the Company in satisfying its obligation under the SERP, plus (ii) beginning with the 2006 fiscal year and continuing until June 30, 2008, an additional $330,593 for each such fiscal year, which will be accrued on the books of the Company, or, at the Company’s discretion, contributed to the Trust. For the additional accrual or contribution of $330,593 per fiscal year until June 30, 2008, Mr. Jenkins must remain employed with the Company for each such fiscal year and be employed with the Company on the last day of any such fiscal year. The funds remaining in the Trust, together with any additional contributions made by the Company to the Trust in satisfaction of it obligations under the Agreement, will continue to be invested under the terms of the Trust. Any amounts that are not contributed to the Trust, but are accrued on the books of the Company shall accrue interest at a rate per annum equal to the Company’s cost of borrowing in effect from time to time. Mr. Jenkins may elect payment of the benefits described in the Agreement either as a lump sum payment after his termination or as a designated number of annual payments after his termination.
      The Board of Directors determined it was in the best interests of the Company to terminate the SERP because of the limited number of participants. Except for the benefits owed to Mr. Jenkins as described above, there are no payment obligations or early termination penalties incurred by the Company for the termination of the SERP.
      Employment Contracts and Change in Control Arrangements. We entered into severance agreements with J.S.B. Jenkins and Stanley T. Ninemire in July 1999, with Mark J. Flaherty in August 2003, and with David Lawhon in August 2005. Each severance agreement has a three-year term, but is automatically extended on a year-to-year basis after the end of each term unless a change in control, as defined in the agreements, occurs. If a change in control occurs, the severance agreements will remain in effect until all benefits which are due have been paid. If, within three years after a change in control occurs, the officer’s employment is terminated, other than as a result of permanent disability or for cause, or the officer terminates his employment as a result of certain events, the officer will be entitled to an amount equal to 200% of the officer’s aggregate base pay plus incentive pay. In addition, if a change in control occurs:

•	all of the officer’s stock options will immediately vest;

•	all restrictions on any restricted stock granted to the officer will lapse; and

•	the officer will receive all performance shares granted prior to the change in control.
      Under the severance agreements, each officer will, for two years following termination after a change in control, continue to receive the same employee benefits he received prior to termination. All amounts payable under each severance agreement cannot exceed 299% of the officer’s “base amount” as determined under the Internal Revenue Code.
      Mr. Ninemire’s agreement terminated at Mr. Ninemire’s resignation as an officer on June 23, 2005.
How do we compensate our non-employee directors?
      Meeting Fees. For the fiscal year ended June 30, 2005, non-employee directors and our Chairman received an annual retainer of $23,000 and $50,000, respectively, and a fee of $1,500 for each Board meeting and each committee meeting they attended. Committee chairmen received an annual retainer of $2,000 in addition to any applicable committee meeting fees. We also reimbursed our directors for travel, lodging and related expenses they incurred in attending Board and committee meetings, and we provided each director with directors’ and officers’ insurance and travel accident insurance.
      Incentive Awards. The Tandy Brands Accessories, Inc. 2002 Omnibus Plan provides for the issuance of incentive stock options, nonqualified stock options, performance units, stock appreciation rights, and restricted stock. Under the Omnibus Plan, when a non-employee director is first elected or appointed to the Board, he or she is granted a nonqualified stock option to purchase 5,000 shares of our common stock, or, if the Board so elects, an alternative form of award (other than an incentive stock option) with a value substantially equivalent to or greater than the value of such nonqualified stock option. The Omnibus Plan also provides that concurrently with each regular annual election of members to the Board of Directors, each continuing non-employee director will receive a nonqualified stock option to purchase 2,500 shares of our common stock and our Chairman (if the Chairman was previously elected to the Board and continues to serve as a director) will receive a nonqualified stock option to purchase 4,425 shares of our common stock. If the Board so elects, non-employee directors and our Chairman may receive an alternative form of award (other than an incentive stock option) with a value substantially equivalent to or greater than the value of a nonqualified stock option to purchase 2,500 and 4,425 shares of our common stock, as the case may be. The exercise price of stock options granted under the plan is the average of the high and low prices of our common stock on the date of grant.

      On October 14, 2004, each of our non-employee directors, other than the Chairman of the Board, was granted a stock option to purchase 1,800 shares of common stock at an exercise price of $14.33 and 1,000 shares of restricted stock. Our Chairman was granted a stock option to purchase 3,186 shares of common stock at an exercise price of $14.33 per share and 1,770 shares of restricted stock. The options became fully vested six months after the date of grant and the restricted stock awards vest in one-third increments on each anniversary date of the original grant until fully vested.
      Stock Deferral Plan. Our non-employee directors may elect in writing to defer receipt of all of their annual and committee chair retainer fees and meeting fees under our 1995 Stock Deferral Plan for Non-Employee Directors. All amounts deferred are credited to a bookkeeping reserve account we maintain in phantom stock units which are equivalent in value to shares of our common stock, based on the average closing price of our common stock during the quarter to which their deferral election applies.
      All phantom stock units are fully vested and cannot be forfeited. Shares of stock equal to the number of phantom stock units deferred are payable in a single distribution at the time specified in the applicable deferral election, so long as that time is not earlier than twelve months following the establishment of a particular phantom stock unit. Any declared cash dividends that would be payable on a number of shares of our common stock equal to the phantom stock units which are credited to a participating director’s account will be reinvested. Any phantom stock units will also be adjusted for stock dividends or other capital adjustments. In the event we experience a change in control, all phantom stock units will become immediately payable.
      As of September 1, 2005 six directors were eligible to participate in our benefit plans for non-employee directors. We can issue up to 50,000 shares of our common stock under the stock deferral plan.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Did we engage in any related party transactions during the past fiscal year?
      During the 2005 fiscal year, we purchased inventory of approximately $42 million, based on the fair market value of the inventory, from Superior Leather, Ltd. of Kowloon, Hong Kong. Richard Liu, who beneficially owns approximately 5.21% of our outstanding common stock, is a principal of Superior Leather. We are of the opinion such inventory was purchased on terms and at prices which are no less favorable than could be negotiated in arm’s-length transactions with unaffiliated third parties.
      During the 2005 fiscal year and as of the present date, Clay Jenkins, the son of J.S.B. Jenkins, our President and Chief Executive Officer, was employed by us as Vice President of Sales, Men’s Division. Clay Jenkins was paid an aggregate salary and bonus of $106,914 for his services during the 2005 fiscal year. He was also granted an option to purchase 4,000 shares of our common stock in fiscal 2005. As of September 1, 2005, Clay Jenkins owned 56,739 shares of our common stock, which includes approximately 525 shares held indirectly through our Stock Purchase Program. We are of the opinion that Clay Jenkins’ employment is in the best interest of the Company.
      During the 2005 fiscal year and as of the present date, Jeff Karwich, the son-in-law of David Lawhon, our Vice President of Operations as of August 16, 2005, was employed by us as Vice President of Purchasing/ Inventory Control for the Women’s Department Store Group and ETON. Jeff Karwich was paid an aggregate salary and bonus of $78,100 for his services during the 2005 fiscal year. He was also granted an option to purchase 3,000 shares of our common stock in fiscal 2005. As of September 1, 2005, Jeff Karwich owned 1,249 shares of our common stock. We are of the opinion that Jeff Karwich’s employment is in the best interest of the Company.

STOCK PERFORMANCE
How did our common stock perform compared to certain indexes?
      The line graph below compares the yearly percentage change in the cumulative total stockholder return on our common stock. The graph assumes reinvestment of dividends, if any, and the cumulative total return of The Nasdaq Stock Market (U.S.) Index and the S&P Apparel, Accessories & Luxury Goods Index for the period from June 2000 through June 2005. The returns shown on the graph are not necessarily indicative of future performance.
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
Among Tandy Brands Accessories, Inc.,
The NASDAQ Stock Market (U.S.) Index
and The S & P Apparel, Accessories & Luxury Goods Index

	6/00	6/01	6/02	6/03	6/04	6/05

Tandy Brands Accessories, Inc.	100.00	71.62	147.95	152.38	177.14	141.21

Nasdaq Stock Market (U.S.)	100.00	55.50	37.13	31.63	43.05	43.54

S & P Apparel, Accessories & Luxury Goods	100.00	144.86	169.57	154.21	197.74	244.25

* $100 invested on 6/30/00 in stock or index-including reinvestment of dividends. Fiscal year ending June 30.

Copyright © 2002, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved. www.researchdatagroup.com/S&P.htm
CORPORATE GOVERNANCE
Are the members of the Board “independent”?
      Our Board has determined that the following directors are “independent,” as defined in Nasdaq’s current listing standards: James F. Gaertner, Ph.D., Roger R. Hemminghaus, George C. Lake, Colombe M. Nicholas, W. Grady Rosier and Gene Stallings. These are all the directors other than Mr. Jenkins, our President and Chief Executive Officer.
How many Board meetings were held last year?
      Our Board of Directors held four regular meetings and one special meeting during the 2005 fiscal year. Each director attended every Board meeting and every meeting of the committees on which they served held during the period during which he or she has been a director, except as follows: Ms. Nicholas missed one meeting of the Board of Directors and one meeting of the Compensation Committee and Dr. Gaertner missed one meeting of the Audit Committee. Although we do not have a policy that requires Board members to attend the annual meeting of stockholders, all of our directors who were members of the Board at such time attended last year’s annual meeting.
Has the Board of Directors adopted a Code of Ethics?
      We are committed to conducting business in a lawful and ethical manner. To that end, we have adopted a Code of Business Conduct and Ethics (the “Code”) that applies to all directors, officers and other employees of Tandy Brands and our subsidiaries. The Code is designed to:

•	provide guidance in addressing potentially troublesome situations involving Tandy Brands and our subsidiaries;

•	promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; and

•	promote full, fair, accurate, timely, and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in other public communications made by us.
      The full text of the Code is available on our website at www.tandybrands.com. We intend to disclose any amendments to, or waivers of, the Code that are required to be disclosed by the rules of the SEC and Nasdaq on our website within four business days following the date of the amendment or waiver.
What are the Board of Directors’ committees? What functions do they serve?
      Audit Committee. James F. Gaertner, Ph.D., Roger R. Hemminghaus and George C. Lake currently serve on our Audit Committee, with Mr. Hemminghaus serving as its Chairman. The Audit Committee held four regular meetings during the 2005 fiscal year. The primary purpose of our Audit Committee is to represent and assist the Board in discharging its oversight responsibility relating to:

•	our accounting, reporting, and financial practices, including the integrity of our financial statements and the audits of our financial statements;

•	the surveillance of administration and financial controls and our compliance with legal and regulatory requirements;

•	our independent auditor’s qualifications and independence; and

•	the performance of our internal audit function and our independent auditor.
      Our Board of Directors has determined that each member of the Audit Committee is “independent,” as independence is defined for audit committee members in Nasdaq’s current listing standards, and that Dr. Gaertner is an “audit committee financial expert,” as defined by the SEC.
      Our Board of Directors has adopted a written charter governing the Audit Committee, a copy of which is attached to this proxy statement as Appendix I and available on our website at www.tandybrands.com.
      Nominations Committee. During the 2004 fiscal year, we established the Nominations Committee of the Board of Directors. Our Nominations Committee is currently comprised of James F. Gaertner, Ph.D., Roger R. Hemminghaus, George C. Lake, Colombe M. Nicholas, W. Grady Rosier, and Gene Stallings, each of whom is “independent,” as independence for nominations committee members is defined in Nasdaq’s current listing standards. The Nominations Committee met three times during the 2005 fiscal year. Our Board of Directors has adopted a Nominations Committee charter which governs the committee, a copy of which is available on our website at www.tandybrands.com.

      The primary purposes of our Nominations Committee are to:

•	make recommendations to the Board concerning the size and composition of the Board of Directors and its committees;

•	identify individuals qualified to become members of the Board of Directors and recommend that the Board select director nominees from among such qualified individuals; and

•	periodically review Board procedures and performance.
      Our Nominations Committee reviews the composition of the Board and whether the addition of directors with particular experiences, skills, or characteristics would make the Board more effective. When a need arises to fill a vacancy, or it is determined that a director possessing particular experiences, skills, or characteristics would make the Board more effective, the Nominations Committee initiates a search. As a part of the search process, the Nominations Committee may consult with other directors and members of management, and may hire a search firm to assist in identifying and evaluating potential candidates.
      When considering a candidate, the Nominations Committee reviews the candidate’s experiences, skills, and characteristics. The committee also considers whether a potential candidate will otherwise qualify for membership on the Board, and whether the potential candidate would satisfy Nasdaq’s independence requirements. With respect to the minimum experiences, skills, or characteristics necessary to serve on the Board, the Nominations Committee will only consider candidates who:

•	demonstrate the highest personal and professional integrity;

•	have demonstrated exceptional ability and judgment; and

•	will be most effective, in conjunction with the other Board members, in collectively serving the long-term interests of our stockholders.
      Other considerations include whether the candidate:

•	has served on any other boards of publicly traded companies;

•	is an active or recently retired chief executive, chief financial or chief operating officer;

•	has retail, wholesale or foreign sourcing experience;

•	has experience in corporate governance matters of publicly traded companies;

•	will be eligible to serve on the Board for at least three years;

•	is compatible with the other members of the Board; and

•	has a genuine interest in serving on the Board.
      Potential candidates are interviewed by our Chief Executive Officer and members of the Nominations Committee as desired and as schedules permit. The Nominations Committee then meets to consider and approve the final candidates, and either makes its recommendation to the Board to fill a vacancy or add an additional member, or recommends a slate of candidates to the Board for nomination for election to the Board. The selection process for candidates is intended to be flexible, and the Nominations Committee, in its discretion, may deviate from the selection process when particular circumstances warrant a different approach.
      On February 8, 2005, W. Grady Rosier was elected to the Board, upon the Nominations Committee’s recommendation, to fill a Class II vacancy. The Nominations Committee also recommended to the Board that J.S.B. Jenkins and George C. Lake be nominated for re-election as Class III directors at this year’s annual meeting of stockholders. The Board has nominated each of Mr. Jenkins and Mr. Lake to the Board of Directors and unanimously recommends you vote FOR their re-election.
      The Nominations Committee will consider nominations from our stockholders. If a stockholder wishes to nominate anyone for the Board of Directors, our certificate of incorporation requires that the stockholder submit notice of his or her nomination to the Board at least 45 days prior to the date of the annual meeting of stockholders at which the election is to be held or, if later, within seven days after the date we mail notice of the meeting to our stockholders. The stockholder’s notice must contain the following information:

•	the name of the nominee;

•	the nominee’s business and residence address;

•	the nominee’s principal occupation;

•	the name and address of the nominee’s employer or business if self-employed;

•	the number of shares of our common stock beneficially owned by the nominee, if any; and

•	the number of shares of our common stock beneficially owned by the nominating stockholder.
      All candidates nominated by a stockholder pursuant to the requirements above will be submitted to the Nominations Committee for its review and consideration.
      Compensation Committee. Colombe M. Nicholas, James F. Gaertner, Ph.D., W. Grady Rosier and Gene Stallings serve on our Compensation Committee, with Ms. Nicholas serving as the Chair. The Compensation Committee held two meetings during the 2005 fiscal year. The primary purpose of the Compensation Committee is to review the performance of our Chief Executive Officer and other executive officers and make recommendations to the Board of Directors for determining their compensation, including salary, bonus, incentive and equity compensation. The Board has adopted a Compensation Committee charter, a copy of which is available on our website at www.tandybrands.com, setting forth the committee’s responsibilities, which include, without limitation:

•	making recommendations to the Board with respect to incentive-compensation plans and equity-based plans and establishing criteria for the granting of options and other incentive awards to our executive officers, other employees and directors;

•	developing management succession plans;

•	establishing, reviewing and assessing executive compensation programs; and

•	reviewing director compensation levels and practices and recommending from time to time changes in such compensation levels and practices.
      Each member of the Compensation Committee is “independent,” as independence for compensation committee members is defined in Nasdaq’s current listing standards.
      On August 16, 2005, Mr. Rosier was elected Chair of the Compensation Committee.
      Compensation Committee Interlocks and Insider Participation. None of the current or prior members of our Compensation Committee is or was an officer or employee of Tandy Brands or any of our subsidiaries and none of the members were a party to any material transaction with us during the past fiscal year. In addition, none of our executive officers served as a member of the compensation or similar committee or board of directors of any other entity of which an executive officer served on our Compensation Committee or our Board of Directors.
Can I communicate with the Board of Directors directly?
      Stockholders seeking to communicate with any individual member or group of our Board of Directors may send correspondence to Tandy Brands Accessories, Inc. Board of Directors, c/o Assistant Secretary, 690 East Lamar Blvd., Suite 200, Arlington, Texas 76011, or via email to board@tandybrands.com. Communications directed to Board members will be sent to our Assistant Secretary, who will forward communications to our Chairman of the Board. Our Chairman will then forward the communications to the appropriate Board member(s).

INDEPENDENT AUDITOR
Who is our independent auditor this year?
      Our Audit Committee selected Ernst & Young LLP to serve as our independent auditor for the 2006 fiscal year. A representative of Ernst & Young is expected to attend the meeting. The representative will have the opportunity to make a statement at the meeting and respond to appropriate questions from our stockholders.
What fees did we pay to our independent auditor for fiscal 2004 and 2005?
      The following table presents fees for professional audit services performed by Ernst & Young for the audit of our annual consolidated financial statements for the years ended June 30, 2005 and June 30, 2004 and fees billed for other services rendered by Ernst & Young during those periods.

	Fiscal Year Ended	Fiscal Year Ended
	June 30, 2005	June 30, 2004

Audit Fees (1)	$219,836	$207,147
Audit-Related Fees (2)	$5,196	$1,536
Tax Fees (3)	$5,333	$5,550
All Other Fees	$0	$0

(1)	Includes annual audit of consolidated financial statements, review of consolidated financial statements included in our Forms 10-Q, and consents associated with registration statements on Form S-8 filed with the SEC.

(2)	For fiscal 2005 and 2004, includes primarily accounting consultations and consultations relating to the Sarbanes-Oxley Act of 2002.

(3)	Includes tax compliance services.
      The Audit Committee has adopted procedures for pre-approving all audit and permissible non-audit services to be performed by our independent auditor (the “Policy”).
      The Policy provides that our independent auditor may not perform any audit, audit-related, tax or other services for the Company, unless: (1) the service has been pre-approved by the Audit Committee, or (2) the Company engaged the independent auditor to perform the service pursuant to the pre-approval provisions of the Policy. As provided in the Policy, the Audit Committee has granted general pre-approval of certain services to be performed by the independent auditor subject to maximum fee levels for each category of services. The Audit Committee amends and/or supplements these service categories on a periodic basis and establishes the appropriate fee level annually.
      The Audit Committee has authorized the committee Chairman or any of its other members to pre-approve audit and permissible non-audit services that are consistent with the SEC’s rules on auditor independence up to $25,000 per engagement. The full Audit Committee must approve engagements that exceed $25,000. The Audit Committee member(s) report any pre-approval decisions under these procedures to the full Audit Committee at its next regularly scheduled meeting.
      All requests for services to be provided by the independent auditor that do not require specific approval by the Audit Committee will be submitted to our Chief Financial Officer and must include a detailed description of the services to be rendered. Our Chief Financial Officer will then determine whether such services are included within the list of services that have received the Audit Committee’s general pre-approval. The Audit Committee will be informed on a timely basis of any such services rendered by the independent auditor.
      All services provided by and all fees paid to Ernst & Young in fiscal 2005 were pre-approved by the Audit Committee in accordance with the Policy. None of the services described in the table above provided in fiscal 2005 were approved pursuant to the de minimis exception provided in Rule 2-01(c)(7)(i)(C) of Regulation S-X promulgated by the SEC.

REPORT OF AUDIT COMMITTEE
      The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for preparing the Company’s financial statements and the Company’s reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements included in the Company’s Annual Report to Stockholders and on Form 10-K for the year ended June 30, 2005 with management. This review included a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.
      The Audit Committee reviewed with the independent auditor, who is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards.
      In addition, the Audit Committee has discussed with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee received from the independent auditor the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from Tandy Brands and management. The Audit Committee has also considered whether the independent auditor’s provision of non-audit services to Tandy Brands is compatible with the auditor’s independence.
      The Audit Committee discussed with the Company’s independent auditor the overall scope and plans for their audit. The Audit Committee meets with the independent auditor, with and without management present, to discuss the results of their examinations, their evaluations of internal controls, and the overall quality of the Company’s financial reporting. The Audit Committee held four regular meetings during fiscal 2005.
      The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the Company’s independent auditor. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company’s auditor is in fact “independent.”
      Based on the Company’s discussions with management, the Company’s internal auditor and the Company’s independent auditor, and in reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, inclusion of the audited consolidated financial statements of the Company in the Company’s 2005 Annual Report to Stockholders and Annual Report on Form 10-K for the fiscal year ended June 30, 2005, filed with the Securities and Exchange Commission.

AUDIT COMMITTEE

ROGER R. HEMMINGHAUS, CHAIRMAN
JAMES F. GAERTNER, PH.D.
GEORGE C. LAKE

REPORT OF COMPENSATION COMMITTEE
      The Compensation Committee is composed entirely of non-employee directors. Each member is “independent” as defined by Nasdaq’s current listing standards. None of these directors participate in the compensation programs described in this report. The Compensation Committee is responsible for reviewing and making recommendations to our Board of Directors regarding the compensation of our executive officers. Our Board of Directors has final approval of executive officer compensation.
      We review the performance of each executive officer on at least an annual basis. Base salary increases are based upon the results of performance reviews. Base salary increases for the executive officers, excluding our Chief Executive Officer, are also based upon the recommendation of our President and Chief Executive Officer.
What is the Committee’s philosophy?
      In determining executive officer compensation, we are guided by the following objectives:

•	attracting, retaining and motivating highly qualified and committed executive officers;

•	using the competitive employment marketplace as a guide to assessing and establishing compensation levels;

•	exercising appropriate discretion and judgment in making individual compensation determinations based on the performance and particular employment position of the affected executive officer, our current economic and business circumstances and prevailing conditions in the marketplace; and

•	encouraging executive officers to obtain and hold an equity stake in our stock.
What are the components of our executive officers compensation plan?
      Under our fiscal 2005 executive officers compensation plan, executive officer compensation consisted of the following components:

•	annual base salary;

•	annual incentive bonus;

•	long-term compensation in the form of stock option grants and restricted stock awards; and

•	matching contributions under our Stock Purchase Program, Employees Investment Plan and Benefit Restoration Plan.
      In establishing this plan, we collected and reviewed information regarding comparative executive officer compensation using publicly available sources. In addition, the Compensation Committee updated information it had previously collected through prior compensation surveys produced by independent compensation firms to collect current compensation ranges for our peer group.
How were base salaries determined?
      During fiscal 2005, we sought to establish base salaries of our executive officers at levels that, in the judgment of the Compensation Committee and the Board of Directors, were sufficiently competitive to attract and retain qualified executive officers. These salaries were approximately equal to the average base salaries for comparable positions within our peer group. The Compensation Committee established the base salary portion of annual compensation, which was increased for fiscal 2005, at the beginning of the fiscal year. We granted salary increases to our executive officers in order to provide them with salaries comparable to those within our industry and peer group.
Were incentive bonuses paid?
      We structure our incentive bonuses to encourage achievement of our performance goals with additional cash compensation directly related to our performance. Our fiscal year 2005 compensation plan provided for incentive bonuses based on:

•	the extent to which fiscal year 2005 profit performance exceeded fiscal year 2004 performance; and

•	return on asset performance in accordance with criteria established by our Board of Directors.

      Under the plan, potential bonuses were set at performance levels that, in the judgment of the Compensation Committee and the Board of Directors, would facilitate growth. Our annual incentive bonus calculation is based upon individual officer payout percentages, established by the Compensation Committee, ranging from 35% to 70% of base salary for each officer based on the achievement of 100% of the pre-tax net income set forth in our fiscal 2005 original plan, as approved by our Board. Additionally, a minimum level for bonus payout was established at 70% of the pre-tax net income set forth in our fiscal 2005 original plan pursuant to which no bonuses would be paid if our pre-tax net income were below this threshold. Because our performance was not above the minimum levels established by the Compensation Committee, we did not pay any bonuses to our executive officers for the fiscal year ended June 30, 2005.
What is the long-term component of executive compensation?
      Our equity incentive plans and Stock Purchase Program provide long-term incentive compensation for executive officers if the market price of our common stock increases over time. We granted options to purchase an aggregate of 56,100 shares of our common stock and an aggregate of 22,800 shares of restricted stock to our named executive officers during the past fiscal year. In addition, our named executive officers received matching contributions aggregating approximately $65,307 for the purchase of common stock under our Stock Purchase Program, and approximately $32,532 and $76,806 in matching contributions under our Employee Investment Plan and our Benefit Restoration Plan, respectively, during fiscal 2005. Certain benefits accrued under the Supplemental Executive Retirement Plan to two of our executive officers during fiscal 2005, however, our Board of Directors terminated the Plan effective on September 1, 2005, and a payment was made to one executive officer who resigned from the Company and the other executive officer entered into an agreement with the Company settling amounts owed to him. See “Executive Officer and Non-Employee Director Compensation — How do we compensate our executive officers? — Supplemental Executive Retirement Plan” for more details.
How was our Chief Executive Officer’s compensation determined?
      During fiscal year 2005, our Chief Executive Officer’s base salary rate was $494,000, a $19,000 increase from fiscal year 2004. Because our performance during fiscal year 2005 did not meet or exceed the minimum levels established in our compensation plan, we did not pay our Chief Executive Officer a bonus for fiscal year 2005, a $213,422 decrease from fiscal year 2004. The base salary and the bonus paid to our Chief Executive Officer for fiscal year 2005 was, in the opinion of the Compensation Committee and the Board of Directors, consistent with the salaries and bonuses for comparable positions within our industry and peer group.
What limits does the Internal Revenue Code impose on deducting executive compensation?
      Section 162(m) of the Internal Revenue Code of 1986 provides that, in the case of a publicly held corporation, the corporation is not generally allowed to deduct remuneration paid to its chief executive officer and certain other highly compensated officers to the extent that such remuneration exceeds $1,000,000 for the taxable year. Certain remuneration, however, is not subject to disallowance, including compensation paid on a commission basis, and, if certain requirements prescribed by the Code are satisfied, other performance based compensation. At this time, we believe that the deduction disallowance prescribed by Section 162(m) of the Code does not apply to us.
      This report has been provided by the Compensation Committee of our Board of Directors.

COMPENSATION COMMITTEE

COLOMBE M. NICHOLAS, CHAIR
JAMES F. GAERTNER, PH.D.
W. GRADY ROSIER
GENE STALLINGS

APPENDIX I
Tandy Brands Accessories, Inc. Audit Committee Charter
The Purposes of the Audit Committee
      The purposes of the Audit Committee shall be to:

•	represent and assist the Board of Directors in discharging its oversight responsibility relating to: (i) the accounting, reporting, and financial practices of the Company and its subsidiaries, including the integrity of the Company’s financial statements, and the audits of the financial statements of the Company; (ii) the surveillance of administration and financial controls and the Company’s compliance with legal and regulatory requirements; (iii) the Company’s independent auditor’s qualifications and independence; and (iv) the performance of the Company’s internal audit function and the Company’s independent auditor; and

•	prepare the report required by the rules of the Securities and Exchange Commission (“Commission”) to be included in the Company’s annual proxy statement.
      Management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements; accounting and financial reporting principles; and the Company’s internal controls and procedures designed to promote compliance with accounting standards and applicable laws and regulations. The Company’s independent auditor is responsible for performing an independent audit of the consolidated financial statements of the Company in accordance with generally accepted auditing standards.
      The Committee members are not professional accountants or auditors and their functions are not intended to duplicate or to certify the activities of management and the Company’s independent auditor, nor can the Committee certify that the independent auditor is “independent” under applicable rules. The Committee serves a Board level oversight role where it oversees the relationship with the Company’s independent auditor, as set forth in this Charter, and provides advice, counsel and general direction, as it deems appropriate, to management and the Company’s independent auditor on the basis of the information it receives, discussions with the Company’s independent auditor, and the experience of the Committee’s members in business, financial and accounting matters.
      In fulfilling its duties as a committee of the Board, the Committee will use its best efforts to focus on the substance of its responsibilities and operate in the most efficient and cost effective manner reasonably practicable under the circumstances. In furtherance of these objectives, the Committee will work closely with the Company’s management, internal auditors, independent auditor, outside legal counsel and other advisors to attempt to ensure the Company’s resources are used effectively in complying with all legal and regulatory requirements without creating unnecessary, redundant or burdensome procedures which provide no substantive benefit to the Company.
Audit Committee Membership
      The Committee shall be comprised of at least three members of the Board of Directors of the Company determined by the Board to meet the independence and financial literacy requirements of The Nasdaq Stock Market, Inc. (“NASDAQ”), Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”), and the rules and regulations of the Commission promulgated thereunder. In addition, no member of the Committee shall have participated in the preparation of the financial statements of the Company or any subsidiary of the Company at any time during the past three years. Appointment to the Committee, including the designation of the Chair of the Committee and the designation of any Committee member or members as an “audit committee financial expert,” shall be made on an annual basis by the full Board upon recommendation of the Company’s Nominations Committee. Committee members may be replaced by the Board.
      Each member of the Committee must be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement. Additionally, at least one member of the Audit Committee must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in such person’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.
      Committee members shall not simultaneously serve on the audit committees of more than two other public companies without the consent of the Board.
      The Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant preapprovals shall be presented to the full Committee at its next scheduled meeting.
Audit Committee Meetings
      The Committee shall meet as often as it determines, but not less frequently than quarterly. A majority of the members of the Committee shall constitute a quorum. The Committee shall meet periodically with management, the Company’s internal auditors and the Company’s independent auditor in separate executive sessions. The Committee may request any officer or employee of the Company or the Company’s internal auditors, outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Committee shall record, or cause to be recorded, minutes of the proceedings of each meeting of the Committee, and shall send, or cause to be sent, such minutes to Committee members and the members of the Board who are not members of the Committee. The Secretary of the Company shall permanently file the minutes of all meetings of the Committee in the Company’s corporate record books.
Audit Committee Responsibilities
      The Audit Committee shall:
      1. Be directly responsible, in its capacity as a Committee of the Board, for the appointment, compensation, retention and oversight of the work of the Company’s independent auditor (including resolution of disagreements between management and the auditor regarding financial reporting). In this regard, the Audit Committee shall appoint, retain, compensate, evaluate, and terminate, when appropriate, the Company’s independent auditor, which shall report directly to the Audit Committee.
      2. Obtain and review, at least annually, a report by the Company’s independent auditor describing: the Company’s independent auditor’s internal quality-control procedures; and any material issues raised by the most recent internal quality-control review, or peer review, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the Company’s independent auditor, and any steps taken to deal with any such issues.
      3. Approve in advance all audit services to be provided by the Company’s independent auditor. By approving the audit engagement, an audit service within the scope of the engagement shall be deemed to have been pre-approved.
      4. Establish policies and procedures for the engagement of the Company’s independent auditor to provide audit and permissible non-audit services, which shall include pre-approval of all permissible non-audit services to be provided by the Company’s independent auditor.
      5. Consider, at least annually, the independence of the Company’s independent auditor, including whether the Company’s independent auditor’s performance of permissible non-audit services is compatible with the auditor’s independence; obtain and review a report by the Company’s independent auditor describing any relationships between the Company’s independent auditor and the Company, consistent with Independence Standards Board Standard 1, or any other relationships that may adversely affect the independence of the auditor; and actively engage in a dialogue with the Company’s independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor.

      6. Review and discuss with the Company’s independent auditor: (a) the scope of the audit, the results of the annual audit examination by the Company’s independent auditor, and any difficulties the Company’s independent auditor encountered in the course of its audit work, including any restrictions on the scope of the Company’s independent auditor’s activities or on access to requested information, and any significant disagreements with management; and (b) any reports of the Company’s independent auditor with respect to interim periods.
      7. Review and discuss with management and the Company’s independent auditor the annual audited financial statements of the Company, including: (a) an analysis of the auditor’s judgment as to the quality of the Company’s accounting principles, setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements; (b) the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” including accounting policies that may be regarded as critical; and (c) major issues regarding the Company’s accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles and financial statement presentations; and receive reports from the Company’s independent auditor as required by the Commission’s rules.
      8. Recommend to the Board, based on the review and discussion described in paragraphs 5 — 7 above, whether the annual audited financial statements should be included in the Annual Report on Form 10-K.
      9. Review and discuss with management and the Company’s independent auditor the quarterly financial statements of the Company, including: (a) an analysis of the auditor’s judgment as to the quality of the Company’s accounting principles, setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements; (b) the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” including accounting policies that may be regarded as critical; and (c) major issues regarding the Company’s accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles and financial statement presentations; and receive reports from the Company’s independent auditor as required by the Commission’s rules.
      10. Review and discuss quarterly reports from the Company’s independent auditor about:

(a) All critical accounting policies and practices to be used.

(b) Significant or material alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the Company’s independent auditor.

(c) Other material written communications between the Company’s independent auditor and management, such as any management letter or schedule of unadjusted differences.
      11. Review and discuss the adequacy and effectiveness of the Company’s internal controls, including any material weaknesses in internal controls and significant changes in such controls reported to the Audit Committee by the Company’s independent auditor or management.
      12. Review and discuss the adequacy and effectiveness of the Company’s disclosure controls and procedures and management reports thereon.
      13. Review disclosures made to the Audit Committee by the Company’s Chief Executive Officer and Chief Financial Officer during their certification process for each Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.
      14. Review and discuss with the principal internal auditor of the Company the scope and results of the internal audit program.
      15. Approve the appointment and replacement of the Company’s internal auditor.

      16. Review the significant reports to management prepared by the Company’s internal auditor and management’s responses.
      17. Discuss with the Company’s independent auditor and management the Company’s internal auditor’s responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.
      18. Review and discuss corporate policies with respect to earnings press releases, as well as financial information and earnings guidance provided to analysts and ratings agencies.
      19. Review and discuss the Company’s policies with respect to risk assessment and risk management.
      20. Oversee the Company’s compliance systems with respect to legal and regulatory requirements and review the Company’s codes of conduct and programs to monitor compliance with such codes.
      21. Establish procedures for handling complaints regarding accounting, internal accounting controls and auditing matters, including procedures for confidential, anonymous submission of concerns by employees regarding accounting and auditing matters.
      22. Establish policies for the hiring of employees and former employees of the Company’s independent auditor.
      23. Review and approve all related party transactions for potential conflict of interest situations on an ongoing basis.
      24. Annually evaluate the performance of the Audit Committee and assess the adequacy of the Audit Committee charter.
Outside Advisors and Funding
      The Audit Committee shall have the authority, to the extent it deems necessary or appropriate to carry out its duties, to engage and retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee in its sole discretion, for the payment of (i) compensation to any independent auditor engaged for the purpose of rendering or issuing an audit report or performing other audit, review or attest services for the Company; (ii) compensation to any advisors employed by the Audit Committee; and (iii) ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

Appendix II
TANDY BRANDS ACCESSORIES, INC.
STOCK PURCHASE PROGRAM
(AS AMENDED AND RESTATED
TO INCLUDE
Amendment No. 1, effective July 1, 1995
and
Amendment No. 2, effective May 23, 1998)
ARTICLE I
PURPOSE AND SCOPE
     The Tandy Brands Accessories, Inc. Stock Purchase Program (the “Program”) provides employees of Tandy Brands Accessories, Inc. and its participating affiliates and associates (both collectively called “Tandy Brands Accessories” or “Company”) an opportunity for convenient and regular personal investments in the common stock, $1.00 par value per share (“Stock”), of Tandy Brands Accessories.
     The Program provides for matching contributions by the Company (“Company Contributions”) of twenty-five percent (25%) or fifty percent (50%) of employee payroll deductions which are invested in Stock.
ARTICLE II
PARTICIPATION IN THE PROGRAM
     A. Adoption of Program. Tandy Brands Accessories adopts the Program for all or part of its employees as its Board of Directors may in its discretion approve.
     B. Eligibility. The Program has two levels of Company Contributions (25% and 50%) with each level having different eligibility requirements, as follows:
     1. Level One Participants: Eligibility for 25% Company Contribution. Any employee of Tandy Brands Accessories and its divisions (and subsidiaries which have adopted the Program) may participate in the Program with a 25% Company Contribution if:
     (a) The employee is of legal age; and
     (b) The employee has been (i) continuously employed by this Company for at least six (6) months or more; and
     (c) The employee’s employment contemplates that the employee will regularly work a minimum of twenty (20) hours per week; and
     (d) The employee’s conditions of employment are not governed by a collective bargaining agreement between employee representatives and the Company.

     2. Level Two Participants: Eligibility for 50% Company Contribution. Any employee of Tandy Brands Accessories and its divisions (and subsidiaries which have adopted the Program) may participate in the Program with a 50% Company Contribution if:
     (a) The employee satisfies the eligibility requirements for the 25% Company Contribution set forth above; and
     (b) The employee has been continuously employed by the Company for two (2) years or more, averaging at least twenty (20) hours per week;
     (c) The employee is an active participant in the Tandy Brands Accessories, Inc. Employees Investment Plan. Provided, however, that with respect to employees of H.A. Sheldon, this requirement shall not apply.
     With respect to ARTICLE II-B-1-b and B-2-b, an employee’s employment with H.A. Sheldon shall count as employment with the Company for purposes of the continuous employment requirement.
     C. Application for Participation. In order to become a Participant hereunder, each eligible employee shall execute a written application, on a form to be furnished by the Company, wherein the employee shall evidence:
     1. His/her intent to participate in the Program;
     2. His/her consent for payroll deductions in accordance with ARTICLE III below; and
     3. His/her acknowledgment and consent to pay the taxes resulting from the Company Contribution during the taxable year in which the Company Contribution is made, in accordance with any applicable statutes or regulations concerning taxation.
     Once an employee has completed the necessary service for participation in the Program, and if necessary to meet the eligibility requirements, has become a participant or has executed and delivered an appropriate application for participation in the Tandy Brands Accessories, Inc. Employees Investment Plan, the employee may file an application for participation at any time thereafter. Participation in the Program shall not become effective, however, until the start of the next pay period after the application is received by the Company.
ARTICLE III
EMPLOYEE CONTRIBUTIONS
     A. Rate of Payroll Deduction.
     1. Participants may elect to have payroll deductions withheld at the rate of five percent (5%) or ten percent (10%) of Earnings (as defined in ARTICLE XVIII).
     2. Participants shall designate their rate of payroll deduction by means of a signed payroll deduction authorization form. The initial rate of deduction authorized by the Participant shall become effective with the first day of the pay period following the date on which the authorization is received by the appropriate payroll department. The

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initial authorization shall continue in effect, notwithstanding any change in the Participant’s Earnings, until the Participant authorizes a change in his rate of deduction, as provided in ARTICLE III-B-1 below, or until the Participant becomes ineligible for the Program. Deductions made pursuant to such authorization are called “Employee Payroll Deductions.”
     B. Changes in Employee Contributions.
     1. Changes in Rate of Deductions. Without withdrawing from the Program, a Participant may at any time by written notice to the payroll department:
     (a) Suspend Employee Payroll Deductions effective with the first day of the pay period following the date on which the notice is received by the payroll department. The suspension shall be for a period of six (6) months, after which time the deductions will automatically be resumed. No additional suspension shall be permitted until after the expiration of at least twelve (12) calendar months following the end of the prior suspension period.
     (b) Increase or decrease the percentage rate of Employee Payroll Deduction, effective with the first payroll period in the month following receipt of notice; provided, however, that no change in percentage rate shall be permitted until at least six (6) months after the effective date of the most recent previous change.
     2. Procedure. Changes in the percentage rates of Employee Payroll Deduction shall be made by signing a new payroll deduction authorization on a form authorized by Tandy Brands Accessories.
     C. Special Catch-up Contribution for Certain Employees of H.A. Sheldon. Notwithstanding any other provision of the Program, employees of H.A. Sheldon who begin participating in the Program during September 1995 shall be given a special election to make a catch-up contribution to the Program for July and August 1995 to the extent such employees were employed by H.A. Sheldon during such months. H.A. Sheldon employees who are eligible for this catch-up contribution may elect to make such contribution by completing the special catch-up contribution section of the payroll deduction authorization form provided by the Company. The payroll deductions necessary for an employee’s special catch-up contribution shall be made during the pay period following the date on which the payroll authorization is received by the appropriate payroll department. Thereafter, an H.A. Sheldon’s employee’s payroll deductions shall be as designated by such employee in accordance with ARTICLE III-A and as may be changed in accordance with ARTICLE III-B.
ARTICLE IV
CREDITS TO PARTICIPANT’S ACCOUNTS
     A. Monthly Credits. As of the end of each calendar month the following credits shall be made to each Participant’s account:
     1. Employee Payroll Deductions. The amount of Employee Payroll Deductions withheld during such month shall be credited to each Participant’s account.

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     2. Company Contributions. The amount of the Company Contribution credited on a monthly basis to each Participant’s account shall be either twenty-five percent (25%) or fifty percent (50%) of the Employee Payroll Deduction, which shall be determined on the basis of each Participant’s eligibility status as set forth in ARTICLE II-B, above.
     3. Application of Monthly Credits. The Employee Payroll Deductions and Company Contributions shall be used for the acquisition of Stock monthly and shall be credited to the Participant’s account as Stock and as fractional shares, if necessary, on the basis of a price (the “Stock Price”) equal to the average of the closing prices of the Stock on the NASDAQ National Market System for each trading day in the month for which credits are made. Provided, however, with respect to employees of H.A. Sheldon, the Stock Price shall be the purchase price of the Stock on the Purchase Date described in the second paragraph of ARTICLE VI-A.
     4. Dividend Income on Stock. Any cash dividends paid with respect to the Stock shall be paid to each Participant on the basis of all the Stock and fractional shares credited to the Participant’s account as of the record date designated for such dividend. Dividend payments shall be made to Participants at the same time such payments are made to all other stockholders of the Company.
     All rights and warrants for a whole share of Stock shall also be distributed to each Participant. All rights and warrants for less than a full share of Stock shall be sold and the net proceeds promptly paid to the Participant.
     5. Stock Splits. Any Stock issuable by the Company as a stock dividend or stock split shall be credited to each Participant’s account (in an amount per share equivalent to any dividend actually paid during such month on its Stock then outstanding) on the basis of all Stock and fractional shares credited to the Participant’s account as of the record date designated by the Company for such dividend or split.
ARTICLE V
TRANSFERS TO THE PROGRAM
     A. Employee Payroll Deductions. The Company shall transfer to the Program the Employee Payroll Deductions of each Participant as soon as practicable after the payroll period nearest the end of the calendar month in which such Employee Payroll Deductions are withheld.
     B. Company Contributions. The Company shall transfer to the Program the Company Contribution for each Participant as soon as practicable after the payroll period nearest the end of the calendar month in which the Employee Payroll Deductions with respect to which such Company Contribution is made are withheld.

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ARTICLE VI
INVESTMENT
     A. Stock. Any Stock required for the purposes of the Program may be treasury shares or original issue shares. Stock shall be purchased as of the end of each calendar month in the amount required by the Program at the Stock Price determined for such month.
     Notwithstanding the preceding paragraph, with respect to employees of H.A. Sheldon, any Stock required for the purposes of the Program shall be purchased on the open market. The Employee Payroll Deductions and the Company Contributions transferred to the Program for each H.A. Sheldon’s Participant account shall be used to purchase the maximum possible number of whole shares of Stock for the account of such Participant. Such Stock shall be purchased in the name of the H.A. Sheldon Participant and shall be held by the Company as custodian until distribution to the H.A. Sheldon Participant. The purchase of Stock in the name of an H.A. Sheldon Participant shall be made on the first trading day of each calendar month (or as soon after such day as practicable) following the month in which the Employee Payroll Deductions and Company Contributions are made (“Purchase Date”). The Stock Price for such purchases shall be the price at which the Stock is purchased on such Purchase Date. To the extent funds remain in an H.A. Sheldon’s Participant account after the purchase of Stock, such funds shall be carried forward in the Participant’s account until the next Purchase Date, at which time such funds shall be used along with additions to the Participant’s account to purchase additional Stock.
     B. Other Interest and Income. Except as herein expressly provided, no interest or other income will be paid or credited on account of Employee Payroll Deductions, Company Contributions, or any other amounts payable or credited to Participant’s accounts.
ARTICLE VII
HOLDING PERIOD AND DISTRIBUTION
     A. Holding Period. The Stock purchased by or on behalf of the Program and credited to Participant’s accounts shall be held by the Company as custodian, at its discretion either in its name or in the name of one or more nominees, during the holding period (the “Holding Period”) specified in ARTICLE-VII-B below and until such Stock is distributed to Participants.
     B. Duration. The Holding Period with respect to Stock credited to a Participant’s account shall commence on the date such Stock is credited to the Participant’s account and shall end on December 31 of the year in which such Stock is credited.
     C. Distribution.
     1. As promptly as practicable after December 31 of each year, but not later than February 15, the Company shall distribute to the Participant the Stock then held by the Company which was credited to the Participant under the Program during the preceding calendar year, except that any fractional shares of Stock shall be retained by the Company and carried forward to the credit of the Participant.
     2. In lieu of retaining a prior year’s fractional share, the Company may, at its election, distribute cash in lieu of any fractional share held for the account of any

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Participant who has no payroll deduction authorization form or in effect. For such fractional share of Stock, the Company shall pay the Participant the pro rata Stock Price for the month preceding the date of the distribution. With respect to any funds that remain in an H.A. Sheldon Participant’s account after the end of each Holding Period, the Company may either (i) carry such funds forward in the Participant’s account, with such funds to be used at the next Purchase Date, or (ii) distribute such funds to the H.A. Sheldon Participant as soon as practicable after the end of the Holding Period.
ARTICLE VIII
WITHDRAWALS AND PAYMENTS
     A. Conditions of Withdrawal. Notwithstanding the provisions of ARTICLE VII relating to the Holding Period, a Participant may make a withdrawal under the conditions specified in this ARTICLE VIII-A. The method of payment upon any such withdrawal is specified in ARTICLE VIII-C below.
     1. Notwithstanding the Holding Period, all Stock and cash for any fractional share previously credited to the account of a Participant will be delivered to the Participant, his/her beneficiary or estate as the case may be, upon the occurrence of the following events:
     (a) Death of the Participant;
     (b) Termination of employment;
     (c) Retirement at age 65 or older;
     (d) Withdrawal in full from participation in the Program.
     2. In any such event, delivery of the Stock and cash for any fractional share shall be made as soon as practicable following the end of the month in which such event occurred.
     B. Cessation of Company Contributions; Eligibility for Future Participation. All Company Contributions shall terminate on cessation of withholding of Employee Payroll Deductions. A Participant withdrawing from the Program during his employment is not eligible for renewed participation in the Program until after the expiration of twenty-four (24) months from his date of withdrawal.
     C. Method of Payment.
     1. In the event of any withdrawal under this ARTICLE VIII, payment shall be made to Participant in cash equal to the value of the Participant’s account or in Stock, in accordance with ARTICLE VIII-C-2 and ARTICLE VIII-C-3 below.
     2. For the purpose of making cash payments upon withdrawal, cash will be paid for Stock credited to the Participant’s account at the Stock Price for the calendar month preceding the Company’s receipt of the withdrawal request.
     3. A Participant may be delivered Stock in lieu of cash under ARTICLE VIII-C-1 above, provided such Participant notifies the Administrative Committee in

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writing of the desire to be issued Stock. Stock will be issued only at the regularly scheduled annual distribution as set forth in Article VII.
     4. Notwithstanding any other provision of this ARTICLE VII-C to the contrary, with respect to H.A. Sheldon Participants, the withdrawals and payments under this ARTICLE VIII shall be made by distributing the Stock and funds, if any, in the Participant’s account to the H.A. Sheldon Participant. Such distribution shall be made as soon as administratively practicable following the Participant’s entitlement to a withdrawal or payment under this ARTICLE VIII.
     D. Refund of Uncredited Accounts. Upon a Participant electing to withdraw, the Company will refund any Employee Payroll Deductions and Company Contributions not already credited to the Participant’s account for the month the withdrawal election is made.
ARTICLE IX
DESIGNATION OF BENEFICIARY
     A. Participants shall file with the Company a written designation of beneficiary designating who is to receive any Stock, fractional shares, and cash being held for the Participant’s benefit under the Program in the event of the Participant’s death.
     B. A Participant may change beneficiary designations at any time by written notice to the Company. Such change shall take effect as of the date the Participant signed such written notice, whether or not Participant is living at the time of receipt of such notice by the Company, but without prejudice to the Company on account of payments made before such receipt.
     C. Upon the death of a Participant and upon receipt of proof deemed adequate by the Company of the identity and existence at the Participant’s death of a beneficiary or beneficiaries validly designated under the Program, the Stock, fractional shares and cash being held for the Participant’s benefit under the Program shall be delivered to the beneficiary designated under ARTICLE IX-A.
     D. In the absence of a beneficiary designated under the Program who is living at the time of a Participant’s death, payment shall be made to the executor or administrator of the estate of the Participant. If no executor or administrator has been appointed to the Company’s knowledge (or in the event such executor or administrator has been disqualified) payment may be made to such person or persons as the Company shall be satisfied is legally entitled thereto.
     E. No designated beneficiary shall, prior to the death of the Participant, acquire any interest in the Stock, fractional shares or cash credited to the Participant under the Program.
ARTICLE X
VOTING RIGHTS AND TENDER RIGHTS
     A. Voting Rights — In General. While Stock is held by the Company as custodian under the Program, the Company will deliver to each Participant all notices of meetings, proxy statements and other materials distributed by the Company to its stockholders. The full shares of Stock in each Participant’s account will be voted in accordance with the Participant’s signed

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proxy instructions timely delivered to the Company. Fractional shares shall be voted on a combined basis in order to comply, to the extent possible, with all timely written instructions received from Participants. If timely written instructions are not received from a Participant, the custodian shall vote such Participant’s shares in the same proportion as those shares of stock with respect to which timely written instructions were received.
     B. Voting Rights and Tender Rights — After Commencement of a Tender Offer. Notwithstanding anything to the contrary in the Program, the following provisions shall govern after the Commencement Date of a Tender Offer (each as hereinafter defined):
     1. For purposes of this ARTICLE X-B, the terms set forth below shall have the following meanings:
“Affiliate” shall mean, with respect to Tandy Brands Accessories any person or entity that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with Tandy Brands Accessories.
“Commencement Date” shall mean the date of public announcement of the commencement of any Tender Offer.
“Credited Shares” shall mean, with respect to a Participant, any and all shares of Stock credited to such Participant’s account that have been transferred to the Special Custodian in accordance with ARTICLE X-B-2. hereof.
“Special Custodian” shall mean the bank, trust company or other entity appointed as such by the Company in accordance with ARTICLE X-B-2 hereof.
“Tender Offer” shall mean any tender offer for, or request or invitation for tenders of, shares of Stock, whether the consideration proposed to be exchanged for such shares is cash, the securities of any person or any other form of property.
“Tender Rights” shall mean any and all rights to tender or exchange shares of Stock pursuant to a Tender Offer.
“Voting Rights” shall mean any and all rights to vote or consent with respect to shares of Stock.
     2. As promptly as practicable following any Commencement Date, the Company shall (a) appoint a bank, trust company or other entity that is not an Affiliate of Tandy Brands Accessories to act as Special Custodian for Stock held by the Company as custodian under the Program and (b) irrevocably transfer all shares of Stock then held by the Company as custodian to the Special Custodian. Thereafter, the Company shall, until the date on which the Tender Offer is consummated or abandoned, irrevocably transfer any and all additional shares of Stock acquired by it as custodian to the Special Custodian. Cash held by the Company as custodian shall not be transferred to the Special Custodian.
     3. Except as otherwise expressly provided in ARTICLE X-B-4 hereof, the Special Custodian shall hold shares of Stock transferred to it by the Company on such terms and conditions of the Program, as shall be agreed upon by the Company and the

8

Special Custodian; provided, however, that, with respect to the rights of a Participant to shares of Stock, the terms and conditions under which the Special Custodian shall hold shares of Stock transferred to it shall be at least as favorable as those available to a Participant under the Program.
     4. The following provisions shall govern the exercise by the Special Custodian of Voting Rights and Tender Rights with respect to shares of Stock transferred to it by the Company:
     (a) The Special Custodian shall exercise Tender Rights with respect to a Participant’s Credited Shares in accordance with timely written instructions delivered by such Participant to the Special Custodian.
     Tender Rights with respect to fractional Credited Shares shall be exercised on a combined basis in order to comply, to the extent possible, with all timely written instructions received from Participants. If timely written instructions are not received from a Participant, the Special Custodian shall not exercise Tender Rights with respect to such Participant’s Credited Shares.
     (b) The Special Custodian shall exercise Voting Rights with respect to a Participant’s Credited Shares in accordance with timely written instructions delivered by such Participant to the Special Custodian. Voting Rights with respect to fractional Credited Shares shall be exercised on a combined basis in order to comply, to the extent possible, with all timely written instructions received from Participants. If timely written instructions are not received from a Participant, the Special Custodian shall exercise Voting Rights with respect to such Participant’s Credited Shares in the same proportion as those shares of Stock with respect to which timely written instructions were received.
     (c) The Special Custodian shall use its best efforts to ensure that Participants are able to direct the exercise of Voting Rights and Tender Rights on the basis of the same information, and in accordance with substantially the same procedures, as are available to the holders of shares of Stock. Without limiting the generality of the foregoing, the Special Custodian shall take the following actions:
     (1) Give prior written notice to each Participant of any occasion upon which Voting Rights or Tender Rights may be exercised;
     (2) Transmit to each Participant any written information relating to the exercise of Voting Rights or Tender Rights that is distributed by the management of the Company or any other person;
     (3) Request written instructions from each Participant as to the manner in which Voting Rights or Tender Rights should be exercised; and
     (4) Exercise Voting Rights or Tender Rights in accordance with the written instructions delivered by the Participant to the Special Custodian.
     (d) The Special Custodian shall not disclose to the Company, and shall maintain strict confidentiality with respect to, any information regarding the exercise of Voting Rights or Tender Rights, including without limitation

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information regarding the identity of any Participant who exercises or fails to exercise such rights.
     (e) Any cash or other property received by the Special Custodian upon consummation of a Tender Offer shall be distributed to Participants as promptly as practicable following receipt thereof.
     C. Applicability of Terms of Program. Except as expressly provided in this ARTICLE X, the terms and provisions of the Program shall remain in full force and effect.
ARTICLE XI
ADMINISTRATION
     A. Authority of Tandy Brands Accessories.
     1. The Program shall be administered by Tandy Brands Accessories through such persons as it shall name to the Administrative Committee.
     2. The powers of the Company with respect to the administration of this Program shall include those conferred elsewhere in the Program plus those set forth below.
     (a) Authorizing delivery and payment of Stock and cash under the Program.
     (b) Making, amending and enforcing all appropriate rules and regulations for the administration of the Program.
     (c) Deciding or resolving any and all questions as may arise in connection with the Program.
     3. Any determination, decision or action of the Company or the Administrative Committee concerning or with respect to any question arising out of or in connection with the construction, interpretation, administration and application of the Program and of its rules and regulations, shall lie within the absolute discretion of the Company and shall be final, conclusive and binding upon all Participants and any and all persons claiming under or through any Participant.
     B. Cost of Administration. All costs of administration of the Program shall be paid by the Company.
ARTICLE XII
PARTICIPATION BY AFFILIATED COMPANIES
     This Program shall apply to any corporation a portion of whose voting stock is owned directly or indirectly by Tandy Brands Accessories and any of its affiliates, if such corporation shall elect to participate and if., and so long as, such participation shall be approved by Tandy Brands Accessories. Such participating corporations are called “Participating Companies”. The Participating Companies shall be bound by the terms of this document unless otherwise determined by the Administrative Committee and approved by the Tandy Brands Accessories

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Board of Directors.
ARTICLE XIII
NO WARRANTY OF SECURITY VALUES
     Neither Tandy Brands Accessories nor any Participating Companies, their officers, directors, agents or servants, warrants or represents in any way that the value of Stock in which the Participant may have an interest will increase or will not decrease. Each Participant assumes all risk in connection with any changes in the value of Stock to the extent he/she may have an interest therein.
ARTICLE XIV
GENERAL PROVISIONS
     A. Extent of Certain Rights of Participants.
     1. Participation in the Program shall not entitle any employee to be retained in the service of Tandy Brands Accessories or of any Participating Company. The right and power of Tandy Brands Accessories and of each Participating Company to dismiss or discharge any employee is specifically reserved.
     2. No Participant nor any person claiming under or through them shall have any right or interest under the Program that is not herein expressly granted.
     3. No interest in any Stock or cash held under the Program prior to delivery to the Participant as hereinabove provided, shall be assigned, alienated, pledged, or other-wise encumbered in whole or in part, either directly, by operation of law, or otherwise. If any attempt is made by a Participant to assign, alienate, pledge or otherwise encumber his interest in such Stock or cash prior to such delivery, for his debts, liabilities or in tort or contract, or otherwise, then the Company (in its absolute discretion) may treat such attempt as an election by the Participant to withdraw from the Program and submit to any loss of rights as provided in the Program in the case of a withdrawal at the time of such attempt.
     B. Quarterly Statement of Account. As soon as practicable after the end of each calendar quarter, all Participants shall be furnished with a statement of their account under the Program.
     C. Registration of Stock. Each Participant shall, at such time as the Company may reasonably request, furnish written instructions for the registration of Stock to be delivered under the Program upon completion of the Holding Period. Such Stock will be registered in the Participant’s name alone or in such name and that of one such other adult person as may be designated as joint .tenants with right of survivorship, and not as tenants in common. Such instructions shall remain in effect until receipt by the Company of written instructions to change the registration previously authorized. In the absence of such written instructions, Stock to be delivered to a. Participant will be registered in the Participant’s name alone or, in the event of death prior to such delivery, will be registered in the name of the person or persons entitled thereto.

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     D. Miscellaneous.
     1. The Administrative Committee may rely upon the authenticity of any information supplied to them by the Company in connection with the operation of the Program, and shall be fully protected in relying upon such information.
     2. No individual administering or aiding in the administration of the Program shall have any liability, except as provided in ARTICLE XIV-D-3 below. As a condition precedent to participation in the Program or the receipt of benefits thereunder, such liability, if any, is expressly waived and released by each Participant and by the act of participation or the acceptance of benefits thereunder.
     3. No individual administering or aiding in the administration of the Program shall be liable except for his own act or omissions and then only for willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. As used herein, “individual administering or aiding in the administration of the Program” shall include any director, officer, employee or agent of the Company.
     4. The Company may require compliance with any legal requirements which it deems necessary as a condition for delivery of, or payment for, any Stock or cash credited to a Participant’s account under the Program.
     5. By a Participant’s act of participating in the Program or by the acceptance of any of the benefits thereunder, such Participant and any and all persons claiming under or through any such Participant, shall thereby be conclusively deemed to have indicated his acceptance and ratification of, and consent to, the application of the provisions of the Program.
     6. For the purposes of the Program, unless the contrary is clearly indicated by the context, the use of the masculine gender shall also include within its meaning the feminine, and the use of the singular shall also include within its meaning the plural, and vice versa.
ARTICLE XV
NOTICES AND COMMUNICATIONS
     A. To Participants. All notices, reports and other communications to a Participant under or in connection with the Program shall be deemed to have been duly given, made or delivered when received by the Participant, or (if mailed) when mailed with postage prepaid and addressed to the Participant at his address last appearing on the records of the Company.
     B. By Participant. All notices, instructions or other communications by a Participant to the Company under or in connection with the Program shall be deemed to have been duly given, made or delivered when received by the Vice President and Chief Financial Officer of the Company at 690 East Lamar Blvd., Suite 200, Arlington, Texas 76011 or when received in the form specified by the Company and at the location, or by the person, designated for receipt of such notice, instruction or other communication by the Company.

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ARTICLE XVI
AUTHORITY TO AMEND, SUSPEND OR TERMINATE
     A. The Board of Directors of the Company may amend, suspend or terminate the Program at any time, or from time to time. Without limitation, such amendment may change: (a) the rates of allowable Employee Payroll Deductions which may be designated by all Participants; (b) the rates of Company Contributions; or (c) any other provision of the Program, except that a Participant’s percentage rate of Employee Payroll Deductions may not be increased without his consent.
     B. The Board of Directors of the Company may delegate to the Administrative Committee the authority to amend any provisions of this Program, provided such amendment is (a) of an administrative nature or (b) does not result in any material increase in the Company’s cost.
     C. The Board of Directors of the Company shall have the discretionary authority to confer an immediate fifty percent (50%) Company Contribution to newly hired corporate or divisional officers or other key employees.
     D. No amendment, suspension or termination shall adversely affect any rights of a Participant to Stock, fractional shares or cash credited to his account under the Program as of the date of amendment, suspension or termination. Upon termination of the Program, all Stock, fractional shares and cash credited to the account of each Participant under the Program shall be promptly paid to such Participant.
ARTICLE XVII
APPLICABLE LAW
     Except as otherwise provided herein, any question concerning or with respect to the validity; construction, interpretation, administration and effect of the Program, and of its rules and regulations, and the rights of any or all persons having or claiming to have an interest therein or thereunder, shall be governed exclusively and solely in accordance with the laws of the State of Texas.
ARTICLE XVIII
DEFINITIONS
     For the purpose of the Program, unless some other meaning is clearly indicated by the context, the following definitions shall be applicable:
     “Company” is defined in ARTICLE I as Tandy Brands Accessories and its participating affiliates and associates.
     “Company Contributions” is defined in ARTICLE I.
     “Earnings” means the amount which an employee is receiving as salary or wages from

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the Company, including (a) payments for overtime, vacation pay, night shift bonus, and any cost of living adjustment, including incentive compensation, other variable compensation, and the value of the personal use of company vehicles and company automobile allowances, but excluding (b) living allowance, retainers, and any special payments made for services performed outside his regular duties and any other special payments, (c) except to the extent that the inclusion of any item in (b) above is specifically approved by the Chief Executive Officer of the Company or by such employee or employees of the Company as he may authorize in writing. Commissions shall be included as Earnings only to the extent determined by the Chief Executive Officer of the Company or by such employee or employees of the Company as he may authorize in writing.
     “Employee” means a regular employee of the Company receiving wages or salary, but shall not include any. person compensated pursuant to a contract other than an employment contract with the Company under the terms of which compensation is paid on a regular fixed salary or wage basis. As used above, “Employee” shall also include, without limitation, any salesman who is a bona fide employee of the Company and recognized as such for Social Security purposes.
     “Employee Payroll Deductions” is defined in ARTICLE III-A.
     “Holding Period” is defined in ARTICLE VII-A.
     “Participant” means an employee who is eligible to be and becomes a participant in accordance with the provisions of the Program.
     “Participating Companies” is defined in ARTICLE XII.
     “Program” is defined in ARTICLE I.
     “Stock” is defined in ARTICLE I.
     “Stock Price” is defined in ARTICLE IV. Provided, however, with respect to employees of H.A. Sheldon, “Stock Price” is defined in ARTICLE VI-A.
     “Tandy Brands Accessories” means Tandy Brands Accessories, Inc., a Delaware corporation.
ARTICLE XIX
EFFECTIVE DATE
     A. The Program shall become effective as of January 1, 1991, provided all approvals, rulings and orders (satisfactory to Tandy Brands Accessories and, to the extent deemed by Tandy Brands Accessories to be necessary or desirable) by the appropriate State and Federal or other Governmental authorities with respect to the Program and any action contemplated under the Program have been obtained or satisfied.

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     B. Notwithstanding the provisions of ARTICLE II and ARTICLE XIX-A, employees who are represented by a union (pursuant to a certification by the National Labor Relations Board otherwise in accordance with the provisions of Section 9 of the National Labor Relations Act) shall become eligible to participate in the Program (a) only after the Company and such union shall have entered into a written agreement to the effect that the Program shall be offered to the employees so represented, and (b) only in accordance with any conditions or requirements contained in such agreement.

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DETACH HERE	ZTBA72
PROXY
TANDY BRANDS ACCESSORIES, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned security holder of Tandy Brands Accessories, Inc., a Delaware corporation, hereby appoints J.S.B. Jenkins and Mark J. Flaherty, and each of them, with full power of substitution, to represent and to vote on behalf of the undersigned all securities which the undersigned is entitled to vote at the Annual Meeting of Stockholders scheduled to be held on Tuesday, October 18, 2005, at 10:00 A.M., local time, at the Hilton Arlington located at 2401 East Lamar Boulevard, Arlington, Texas 76006, and at any adjournment or adjournments thereof, hereby revoking all proxies heretofore given with respect to such securities upon the matters described in the Notice of Annual Meeting of Stockholders and related Proxy Statement for the Annual Meeting (receipt of which is hereby acknowledged), and upon any other business that may properly come before such Annual Meeting.
The securities represented by this Proxy will be voted as specified on the reverse side, but if no specification is made, the Proxies named above intend to vote the securities at their discretion FOR the election of the nominees listed in the Proxy Statement for the Annual Meeting, FOR the proposal to amend the Tandy Brands Accessories, Inc. Stock Purchase Program, and otherwise at the discretion of the Proxies.

SEE REVERSE
SIDE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE
SIDE

TANDY BRANDS ACCESSORIES, INC.
C/O COMPUTERSHARE
P.O. BOX 8694
EDISON, NJ 08818-8694

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL	ZTBA71
#TBA

☒	Please mark votes as in this example.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES LISTED BELOW AS DIRECTORS, FOR THE APPROVAL OF THE AMENDMENT TO THE TANDY BRANDS ACCESSORIES, INC. STOCK PURCHASE PROGRAM, AND OTHERWISE AT THE DISCRETION OF THE PROXIES.

1.	To elect Class III Directors

Nominees: (01) Mr. J.S.B. Jenkins, (02) Mr. George C. Lake

	FOR BOTH NOMINEES	☐	☐	WITHHELD FROM BOTH NOMINEES

☐
For only the nominee noted above

		FOR	AGAINST	ABSTAIN
2.	To approve the amendment to the Tandy Brands Accessories, Inc. Stock Purchase Program.	☐	☐	☐

In their discretion upon such other matters as properly come before the meeting.

	MARK HERE IF YOU PLAN TO ATTEND THE MEETING			☐

	MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT			☐
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